UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 1, 2013

GREEN LIVING CONCEPTS INC.

(Exact name of registrant as specified in its charter)

Nevada	333-183659	460839941
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

39646 Fig Street

 P.O. Box 1299

Crystal Springs, FL 33524

(Address of principal executive offices) (zip code)

813-788-1688

 (Registrant's telephone number, including area code)

  Copies to:

Andrea Cataneo, Esq.

Jeff Cahlon, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway

New York, New York 10006

Phone: (212) 930-9700

Fax: (212) 930-9725

1810 E. Sahara Avenue, Suite 1495

Las Vegas, NV 89104

(Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On November 1, 2013 (the “Closing Date”), Green Living Concepts Inc. (the “Company”) entered into and closed an Agreement and Plan of Merger (the “Merger Agreement”), with CES Acquisitions, Inc., a Florida corporation and wholly-owned subsidiary of the Company (the “Subsidiary”) and Cross Environmental Services, Inc. (“CES”). Pursuant to the Merger Agreement, the Subsidiary merged into CES, such that CES became a wholly-owned subsidiary of the Company (the “Merger”), and the Company issued 35,000,000 shares of the Company’s common stock to the shareholders of CES (the “Acquisition Shares”), representing approximately 75.2% of the Company’s aggregate issued and outstanding common stock following the closing of the Merger Agreement.

The chief executive officer and majority stockholder (prior to the Merger) of CES is Clyde A. Biston, who has been the Company’s chief executive officer since September 10, 2013 and majority stockholder since August 29, 2013.

In connection with the Merger Agreement, the Company relied upon the exemption from securities registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), for transactions not involving a public offering.

In connection with the Merger Agreement,, in addition to the foregoing:

(i)  Effective on the Closing Date (except as otherwise indicated), the following individuals were appointed as executive officers and directors of the Company:

Name	Position
Clyde A. Biston*	Chief Executive Officer, Chairman
Sharon Rosenbauer	Chief Financial Officer, Treasurer, Vice President, Director
John Tostanoski	President, Director
James Everett	Chief Operating Officer, Secretary, Director
James Smith	Vice President
Jeff Chartier	Director

* Clyde A. Biston was appointed Chief Executive Officer and Chairman on September 10, 2013.

(ii) The Company filed articles of merger with the Secretary of State of Florida, pursuant to which, effective November 8, 2013, the Company’s wholly-owned subsidiary, CES Synergies, Inc. (formed solely for the purpose of effecting a change in the Company’s name) will merge with and into the Company, and the Company’s name will change to CES Synergies, Inc.

(iii) Effective November 1, 2013, the Company sold all of the capital stock of Green Living Concepts Inc., an Ontario, Canada corporation, to Strategic Universal Group Inc. for $1.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Information in response to this Item 2.01 is keyed to the Item numbers of Form 10.

Item 1. Description of Business.

Effective on the Closing Date, pursuant to the Merger Agreement, CES became a wholly owned subsidiary of the Company.

References to “we”, “us”, “our” and similar words refer to the Company and its wholly-owned subsidiary, CES, unless the context otherwise requires, and prior to the effectiveness of the Merger, these terms refer to CES.  References to “GLC” refer to the Company and its business prior to the Merger.

Summary

Cross Environmental Services, Inc. is a Florida corporation formed on February 10, 1988.  GLC is a Nevada corporation formed on April 26, 2010.

CES is a full-service environmental, asbestos abatement, demolition, and mold remediation services company.

CES’s principal office is located at 39646 Fig Street, P.O. Box 1299, Crystal Springs, FL 33524. CES’s telephone number: is 813- 783-1688.

RISK FACTORS

An investment in the Company’s common stock involves a high degree of risk. In determining whether to purchase the Company’s common stock, an investor should carefully consider all of the material risks described below, together with the other information contained in this report before making a decision to purchase the Company’s securities. An investor should only purchase the Company’s securities if he or she can afford to suffer the loss of his or her entire investment.

Risks Related to our Business

Our substantial level of indebtedness could adversely affect our financial condition and ability to fulfill our obligations.

As of June 30, 2013, the Company had approximately $3,906,905 in notes payable and $967,820 in accounts payable and accrued expenses. Our level of indebtedness may adversely affect our ability to obtain additional financing for working capital, capital expenditures, acquisitions and other general corporate purposes; and make us more vulnerable to an economic downturn than our competitors with less debt.

Our business and results of operations would be adversely affected if we are unable to secure reasonably priced insurance that is required for our operations.

Because our business sometimes involves the handling and disposal of hazardous materials, we are required to maintain insurance coverage that can be expensive. Our ability to continue conducting business could be adversely affected if we should become unable to secure sufficient insurance coverage, surety bonds and financial assurances at reasonable cost to meet our business and regulatory requirements. The availability of insurance could be affected by factors outside of our control as well as the insurers' or sureties' assessment of our risk.

The environmental services industry in which we participate is subject to significant economic and business risks.

Our future operating results may be affected by such factors as our ability to win new business and remain competitive in the face of price competition from competitors who are often larger and better capitalized than us; maintain and/or build market share in an industry that has experienced downsizing and consolidation; reduce costs without negatively impacting operations; minimize downtime and disruptions of operations; and weather economic downturns or recessionary conditions.

A significant portion of our business is derived as a result of events and circumstances over which we have no control.

Certain services that we provide are impacted by events such as increasingly stringent environmental regulations, and seasonal fluctuations due to weather and budgetary cycles influencing the timing of customers' spending for remedial activities. We do not control such factors and, as a result, our revenue and income can vary significantly from quarter to quarter and from year to year. Prior financial performance for certain periods may not be a reliable indicator of future performance for comparable periods in subsequent years.

Because our quarterly and annual operating results are difficult to predict and may fluctuate, the market price for our stock may be volatile.

Our operating results have fluctuated significantly in the past and may continue to fluctuate significantly in the future. Fluctuations in operating results may result in volatility of the price of our common stock. These quarterly and annual fluctuations may result from a number of factors, including the size of new contracts and when we are able to recognize the related revenue; our rate of progress under our contracts; the timing of customer and market acceptance of our product and service offerings; budgeting cycles of our customers; the mix of products and services sold; changes in demand for our products and services; level and timing of expenses for product development and sales, general and administrative expenses; competition; changes in our strategy; and general economic conditions.

Personnel costs are a significant component of our budgeted expense levels and, therefore, our expenses are, to a degree, variable based upon our expectations regarding future revenue. Our revenue is difficult to forecast because the market for our products and services is rapidly changing, and our sales cycle and the size and timing of significant contracts varies substantially among customers. Accordingly, we may be unable to adjust spending in a timely manner to compensate for any unexpected shortfall in revenue. Any significant shortfall from anticipated levels of demand for our products and services could adversely affect our business, financial condition, results of operations and cash flows.

Based on these factors, we believe our future quarterly and annual operating results may vary significantly from quarter to quarter and year to year. As a result, quarter-to-quarter and year-to-year comparisons of operating results are not necessarily meaningful nor do they indicate what our future performance will be. Furthermore, we believe that in future reporting periods if our operating results fall below the expectations of public market analysts or investors, it is possible that the market price of our common stock could decline.

Our business depends largely on our ability to attract and retain talented employees.

Our ability to manage future expansion, if any, effectively will require us to attract, train, motivate and manage new employees successfully, to integrate new management and employees into our overall operations and to continue to improve our operations, financial and management systems. We may not be able to retain personnel or to hire additional personnel on a timely basis, if at all. Because of the complexity and training required in certain of our services, a significant time lag exists between the hiring date of technical and sales personnel and the time when they become fully productive. Our failure to retain personnel or to hire qualified personnel on a timely basis could adversely affect our business by impacting our ability to service certain customers and to secure new contracts.

We are subject to extensive environmental regulations that may increase our costs and potential liabilities.

The operations of all companies in the environmental services industry are subject to federal, state, and local environmental requirements. Although increasing environmental regulation often presents new business opportunities for us, it also results in increased operating and compliance costs. Efforts to conduct our operations in compliance with all applicable laws and regulations, including environmental rules and regulations, require programs to promote compliance, such as training employees and customers, purchasing health and safety equipment, and in some cases hiring outside consultants. Even with these programs, we and other companies in the environmental services industry are faced with governmental enforcement proceedings, which can result in fines or other sanctions and require expenditures for remedial work. Certain of these laws impose strict and, under certain circumstances, joint and several liability for cleanup of releases of regulated materials, and also liability for related natural resource damages.

At some time in the future we may be required to pay fines or penalties due to regulatory enforcement proceedings and such fines or penalties could have a negative impact on our earnings. Additionally, regulatory authorities have the power to suspend or revoke permits or licenses needed for our operations, which may affect our customers' willingness to do business with us and/or our ability to conduct business. This, in turn, would impact our revenue and profitability. To date, we have never had any of our operating permits revoked, suspended or non-renewed involuntarily, although it is possible that could occur in the future.

Changes in environmental regulations or entry into related businesses may require us to make significant capital expenditures.

Changes in environmental regulations or our entry into new businesses can require us to make significant capital expenditures. Periodically the government revises rules and regulations regarding the handling and disposal of hazardous substances that requires us and other companies in the environmental services industry to invest in new equipment, training or other areas in order to remain in compliance. Additionally, future environmental regulations and acquisitions could cause us to make significant additional capital expenditures and adversely affect our results of operations and cash flow.

If our internal growth objectives prove to be inaccurate, our results of operations could be adversely affected.

While we believe that increasing environmental regulations and our growing product and services portfolio provide us with ample growth opportunities, it is possible that we will not be able to achieve our internal growth objectives due to potentialities such as a lack of growth capital, intense competition, regulatory issues, loss of permits and licenses, and other factors. Likewise, while we may also seek to grow through acquisition, it is possible that we will be unable to grow this way due to lack of adequate financing, lack of viable acquisition candidates, competition for such acquisitions and other factors. To the extent that our growth objectives prove to be significantly different than actual results, our results of operations could be adversely affected.

We do business in a highly competitive industry and compete with companies that have substantially more resources that we do.

The environmental services industry is highly competitive. Several of the companies with which we compete are larger, offer more services and products, have better access to growth capital, have larger sales and marketing departments and larger workforces and other advantages that may make it difficult for us to win new business when in competition with them.

We may need significant additional capital, which we may be unable to obtain.

We may need to obtain additional financing over time to fund operations. Management cannot predict the extent to which we will require additional financing, and can provide no assurance that additional financing will be available on favorable terms or at all. The rights of the holders of any debt or equity that may be issued in the future could be senior to the rights of shareholders, and any future issuance of equity could result in the dilution of shareholders’ proportionate equity interests in the Company. Failure to obtain financing or obtaining of financing on unattractive terms could have a material adverse effect on our business, prospects, results of operation and financial condition.

We are dependent on the continued services and performance of our senior management, the loss of any of whom could adversely affect our business, operating results and financial condition.

Our future performance depends on the continued services and continuing contributions of our senior management to execute its business plan, and to identify and pursue new opportunities. The loss of services of senior management, particularly Clyde A. Biston, CES’s founder and chief executive officer could significantly delay or prevent the achievement of our strategic objectives. The loss of the services of senior management for any reason could adversely affect our business, prospects, financial condition and results of operations.

A significant portion of our revenue is dependent upon a small number of customers and the loss of any one of these customers would negatively impact our revenues and our results of operations.

We derived approximately 40% of our revenues from two customers in 2012. If any of our major customers were to terminate or materially reduce their business relationships with us, our operating results would be materially harmed.

Risks Related to the Company’s Common Stock

There is not an active liquid trading market for the Company’s common stock.

The Company files reports under the Securities Exchange Act of 1934, as amended, and its common stock is quoted on the OTC Bulletin Board. However, there is no regular active trading market in the Company’s common stock, and we cannot give an assurance that an active trading market will develop. If an active market for the Company’s common stock develops, there is a significant risk that the Company’s stock price may fluctuate dramatically in the future in response to any of the following factors, some of which are beyond our control:

o	variations in our quarterly operating results;

o	announcements that our revenue or income are below analysts’ expectations;

o	general economic slowdowns;

o	sales of large blocks of the Company’s common stock;

o	announcements by us or our competitors of significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments; and

o	fluctuations in stock market prices and volumes.

Our common stock is currently deemed a “penny stock,” which makes it more difficult for our investors to sell their shares.

Our common stock is subject to the “penny stock” rules adopted under Section 15(g) of the Exchange Act. The penny stock rules generally apply to companies whose common stock is not listed on The Nasdaq Stock Market or other national securities exchange and trades at less than $1.00 per share, other than companies that have had average revenue of at least $6,000,000 for the last three years or that have tangible net worth of at least $5,000,000 ($2,000,000 if the company has been operating for three or more years). These rules require, among other things, that brokers who trade penny stock to persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances.  Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. If we remain subject to the penny stock rules for any significant period, it could have an adverse effect on the market, if any, for our securities. If our securities are subject to the penny stock rules, investors will find it more difficult to dispose of our securities.

As an issuer of “penny stock,” the protection provided by the federal securities laws relating to forward-looking statements does not apply to the Company.

Although federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, the Company will not have the benefit of this safe harbor protection in the event of any legal action based upon a claim that the material provided by the Company contained a material misstatement of fact or was misleading in any material respect because of the Company’s failure to include any statements necessary to make the statements not misleading. Such an action could hurt our financial condition.

The Company has not paid dividends in the past and does not expect to pay dividends in the foreseeable future.  Any return on investment may be limited to the value of the Company’s common stock.

No cash dividends have been paid on the Company’s common stock. We expect that any income received from operations will be devoted to our future operations and growth. The Company does not expect to pay cash dividends in the near future. Payment of dividends would depend upon our profitability at the time, cash available for those dividends, and other factors as the Company’s board of directors may consider relevant. If the Company does not pay dividends, the Company’s common stock may be less valuable because a return on an investor’s investment will only occur if the Company’s stock price appreciates.

Our management controls the majority of our outstanding voting securities.

Our officers and directors control the majority of our voting securities. Therefore, our management will control the outcome of all corporate actions and decisions for an indefinite period of time including election of directors, amendment of charter documents and approval of mergers and other significant corporate transactions.

Because our common stock is not registered under the Exchange Act, we will not be subject to the federal proxy rules and our directors, executive offices and 10% beneficial holders will not be subject to Section 16 of the Exchange Act. In addition, our reporting obligations under Section 15(d) of the Exchange Act may be suspended automatically if we have fewer than 300 shareholders of record on the first day of our fiscal year.

Our common stock is not registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, although we are required to file annual, quarterly, and current reports pursuant to Section 15(d) of the Exchange Act, as long as our common stock is not registered under the Exchange Act, we will not be subject to Section 14 of the Exchange Act, which, among other things, prohibits companies that have securities registered under the Exchange Act from soliciting proxies or consents from shareholders without furnishing to shareholders and filing with the Securities and Exchange Commission (“SEC”) a proxy statement and form of proxy complying with the proxy rules. In addition, so long as our common stock is not registered under the Exchange Act, our directors and executive officers and beneficial holders of 10% or more of our outstanding common stock will not be subject to Section 16 of the Exchange Act. Section 16(a) of the Exchange Act requires executive officers and directors, and persons who beneficially own more than 10% of a registered class of equity securities to file with the SEC initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of common shares and other equity securities, on Forms 3, 4 and 5 respectively. Such information about our directors, executive officers, and beneficial holders will only be available through this report, certain registration statements we may file with the SEC, and periodic reports we file thereafter.  Furthermore, so long as our common stock is not registered under the Exchange Act, our obligation to file reports under Section 15(d) of the Exchange Act will be automatically suspended if, on the first day of any fiscal year (other than a fiscal year in which a registration statement under the Securities Act has gone effective), we have fewer than 300 shareholders of record. This suspension is automatic and does not require any filing with the SEC. In such an event, we may cease providing periodic reports and current or periodic information, including operational and financial information, may not be available with respect to our results of operations.

FORWARD-LOOKING STATEMENTS

Statements in this current report on Form 8-K may be “forward-looking statements.” Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and are likely to, differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors, including those described above under “Risk Factors,” and under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this current report and in other documents which we file with the Securities and Exchange Commission. In addition, such statements could be affected by risks and uncertainties related to our ability to raise any financing which we may require for our operations, competition, government regulations and requirements, pricing and development difficulties, our ability to make acquisitions and successfully integrate those acquisitions with our business, as well as general industry and market conditions and growth rates, and general economic conditions. Any forward-looking statements speak only as of the date on which they are made, and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this current report, except as required under applicable securities laws.

BUSINESS

Background

Cross Environmental Services, Inc. is a Florida corporation formed on February 10, 1988.  GLC is a Nevada corporation formed on April 26, 2010.

CES is a full-service environmental, asbestos abatement, demolition, and mold remediation services company. Prior to the Merger (see pages 2-3), GLC specialized in assisting commercial and residential clients build and/or remodel their projects with sustainable and energy efficient solutions.

GLC is a Nevada corporation organized on April 25, 2011.

On November 1, 2013, CES became a wholly owned subsidiary of the Company pursuant to the Merger. Effective upon the Closing Date, the business of CES became the business of the Company.

Business Summary

Since its formation in 1988, CES has been providing asbestos abatement, demolition, and mold remediation services to city, state, and federal agencies. Additional customers of CES include general contractors, developers, project owners, and industrial and commercial clients. Much of our work has been founded on the removal of hazardous materials from structures ranging from residences to commercial and industrial applications, including secure defense contractor facilities, colleges, hospitals, and mid-rise and high-rise buildings and residential structures. Additionally, our experience working on federal projects, such as the Department of Interior, Bureau of Land Management Promiscuous Dump Clean Up, U.S. Fish and Wildlife Service Midway Atoll Asbestos and Lead Paint Cleanup, and Department of Defense Housing Privatization initiative gives us the expertise to provide the submittals and mandated government compliance documents for any size federal project.

Background

Since 1988, CES has been removing regulated and hazardous materials from industrial, commercial and residential spaces.  Specifically, we have developed a niche market for our services that was facilitated by the Environmental Protection Agency’s National Emission Standards for Hazardous Air Pollutants (or NESHAP) regulations. Under these regulations, if a building or structure is altered, modified or renovated in any way, an environmental survey of the building will need to be completed and regulated hazardous materials (asbestos) will need to be removed prior to the alteration or renovation. CES provides such services to its clients.

We also provide services related to the asbestos removal process including interior demolition, lead based paint removal, mold abatement, and full scale structural demolition. We are also adept at materials handling and we have participated in emergency response activities for multiple hurricanes, including Katrina, Rita, Gene, Francis, Ivan, and many others. We have been able to develop niche markets by maintaining a high level of technical competence coupled with prudent management and an energetic staff. We are willing to go to remote or extreme places to complete projects. Examples of this type of work include Midway Atoll, Curacao, Guatemala, and remote Bahamian Islands. We also developed niches providing services in connection with various set-asides under federal law, including Service Connected Disabled Veteran Owned Small Business, Economically Disadvantaged Woman Owned Business, HUBZone, Veteran Owned, and Total Small Business. We have strategic alliances relating to all of such set-asides and have utilized these alliances to generate projects.

We have an established operating infrastructure, with numerous long-term contracts, blanket purchase orders, and ongoing relationships with a robust customer base.

Our management and employees are very experienced and are expert in their trades. CES has eight project managers who have over 100 combined years of experience. All are skilled in project set-up, permitting, submittals, scheduling, and project close out.

In addition to the tools made available to CES project managers, we have a highly skilled staff of field personnel. We have multiple field superintendents and supervisors that have fifteen to twenty years’ experience. Many of these people have been with us since our inception. Our field supervisory staff has over 200 man-years of experience. We believe that almost as important as the project personnel and related experience, is having modern late model equipment to work with. We have an extensive late model fleet of service trucks, box trucks, vans, excavators, loaders, dump trucks, semi tractors, and roll off trucks that can be deployed to any project. In addition to the large rolling stock and excavators, CES has an extensive inventory of specialty equipment designed to provide demolition and abatement services inside a structure. This equipment includes but is not limited to skid steer loaders equipped with exhaust scrubbers, mini excavators equipped with hydraulic hammers, automated tile removing machines, airless sprayers, and innumerable handheld power tools designed for material removal.

Customers

Our target market includes commercial, industrial, federal, state and municipal entities. Given the strict requirements for control of infectious dust and other engineered controls in healthcare facilities (active hospitals), our targets include open and active facilities that have stringent control components similar to and including healthcare facilities. Additional examples of prospective clients include the Department of Transportation, due to the importance of  infrastructure improvement,  and the ongoing need for roadway construction and related bridge construction.

In 2012, The Louisiana Land Trust accounted for 29.5% of our total revenues and the Florida Department of Transportation accounted for 10.5% of our total revenues.

Presented below are a broad cross-section of some recent customers segregated by customer classification:

Federal agencies:

NASA

Bureau of Land Management

Smithsonian Institution

Department of the Air Force

Department of the Navy

Department of the Interior

National Park Service

Space Command

U.S. Army Corps of Engineers

Department of Interior

National Park Service

Industrial:

CEMEX

Florida Citrus Industry

JBT Foods

Martin Marietta

Exilis

Publix Super Markets

Commercial:

Jones Lang LaSalle

Ajax Contracting

Hensel Phelps

Whitesel-Green

J2 Enterprises

State, County, Municipal:

Department of Transportation, Statewide

Multiple Municipalities

University of South Florida

Sarasota County Schools

Orange County Schools

Services Strategy

We offer services in the environmental contracting arena. Our core business includes hazardous material removal (lead and asbestos), interior demolition, full scale demolition, and mold remediation. Historically, our customers have come to us either through a low bid environment or through direct negotiations. Within the last two and a half years, CES submitted a response to a solicitation for the U..S. General Services Administration (or GSA) environmental schedule, which was accepted. As a result, federal government agencies may contract with CES without further need for procurement activities, and United Nations member countries may also utilize the contract vehicle if they desire.

We believe the GSA opportunities are a potential growth area for the Company. We intend, subject to obtaining sufficient capital, to implement advertising and marketing strategies and hire additional staff to grow our sales in this area.

We believe set-aside government contracting are an additional growth opportunity for us. We have participated in this sector of the federal market by teaming with firms that have the various set-aside designations. Additionally, we created our own Service Connected Disabled Veteran Owned Small Business in an effort to capture a portion of the federal market that had been previously off-limits to CES. Success to date with this firm has been limited to two current contracts.

Facilities and Assets

In addition to the contract acquisition approach defined above, we anticipate expansion of services, facilities, and assets to increase revenue and profitability. Specifically, we plan to seek to acquire facilities that will promote business related to existing surplus equipment. Our trucking fleet has been underutilized in recent months due to a desire to utilize subcontract trucking on our demolition projects. This approach means that we own several roll off trucks that have not been utilized in our business operations. In fact, we have mothballed several of them recently to reduce our overhead expense. We believe it would be fairly easy to start/add a debris management service to our existing business. We anticipate coupling this with a transfer station located in South Georgia to maximize the revenues from the anticipated trucking and landfill portion of our expansion.

Business Model

We intend to continue to operate largely as we have in the past, but on a larger scale. We will continue to prepare sealed bids for municipal, county, state, and federal projects. We will still respond to invitations to bid from private and public entities and we will continue to pursue set-aside and GSA opportunities. All of the systems and processes are in place to facilitate these ongoing procurement procedures. We will expand our systems to seek projects in a larger geographic area and for a larger customer base. In addition to expanding our environmental contracting services, we also anticipate adding debris management and disposal services. We will facilitate this effort through the use of direct sales made by a sales team which we will put into place. Specifically, we will put a sales team into place and business will be solicited through the sales group.

Competition

Companies that compete with CES both locally and on a national level include Cross Construction Services, Lang Environmental, and LVI (as well as others). We believe we have several competitive advantages. We have multiple employees that have been with us since or close to our inception. Our staff is very experienced and efficient. We make it a point to keep our key employees on staff and we keep them current with ongoing training. We believe our work force is one of the most experienced and well-trained in the industry. Our management staff possesses over 100 years of combined experience. We believe we have an edge over our competitors in terms of experience and technical ability.

We specifically target projects with robust requirements in tough locations because we have the ability to see them to fruition. Additionally, these projects are more profitable. We believe in long-term relationships and work to facilitate them with our customers.

Government Regulations

We are subject to an extensive and frequently changing statutory and regulatory framework of federal, state, and local environmental, health, safety, and transportation authorities, which imposes significant compliance burdens and risks upon us. We believe are in substantial compliance with all material federal, state, and local laws governing our material business operations. Nevertheless, amendments to existing statutes and regulations, adoption  of  new  statutes  and  regulations  and  our expansion into other jurisdictions and types of operations could result not only in the additional risk of noncompliance, but also in the increase in regulatory burden that could cause related increases in costs and expenses.

The federal regulations of most importance to us are governed by the Occupational Safety and Health Administration , the Mine Safety and Health Administration, the Department of Transportation, and the Environmental Protection Agency. We are also significantly impacted by environmental regulations governed by state environmental protection agencies. We are substantially in compliance with all regulations. We conduct training programs and inspections on a regular basis. In addition, our brokers and insurance carriers also conduct inspections.

Permits and Licenses

Many states license such areas of our operations as asbestos abatement and general contracting.  In such states, employees and  supervisors are required to receive training from EPA-approved and state-certified organizations and pass required tests. We are currently licensed to perform our services in approximately 11 states.  We also operate in certain states that do not have a special asbestos abatement or general contracting license requirement; however, these states have adopted regulations regarding worker safety with which we must comply.

Employees

As of the date of the filing of this report, we have 142 employees, all of whom are full time.

Item 2. Management’s Discussion and Analysis of Financial Conditions and Results of Operations

This discussion should be read in conjunction with the other sections of this Current Report on Form 8-K, including “Risk Factors,” “Description of  Business” and the Financial Statements attached hereto as Item 9.01 and the related exhibits. The various sections of this discussion contain a number of forward-looking statements, all of which are based on our current expectations and could be affected by the uncertainties and risk factors described throughout this Current Report on Form 8-K as well as other matters over which we have no control. See “Forward-Looking Statements.” Our actual results may differ materially.

Recent Events

On November 1, 2013, Green Living Concepts Inc. entered into and closed an Agreement and Plan of Merger (the “Merger Agreement”), with CES Acquisitions, Inc. ("Subsidiary"), and Cross Environmental Services, Inc. (“CES”).  Pursuant to the Merger Agreement, the Subsidiary merged into CES, such that CES became a wholly-owned subsidiary of the Company (the “Merger”), and the Company issued 35,000,000 shares of the Company’s common stock to the shareholders of CES (the “Acquisition Shares”), representing approximately 75.2% of the Company’s aggregate issued and outstanding common stock following the closing of the Merger Agreement.  The share exchange is being accounted for as a recapitalization, and not as a business combination under the scope of FASB ASC Topic 805. CES is the acquirer for accounting purposes and we are the acquired company.  Accordingly, CES’s historical financial statements for periods prior to the acquisition have become those of the registrant retroactively restated for, and giving effect to, the number of shares received in the share exchange.  The accumulated earnings of the Company were also carried forward after the acquisition.  Operations reported for periods prior to the share exchange are those of CES.

Overview

We are primarily engaged in the business of providing asbestos abatement, demolition, and mold remediation services to city, state, and federal agencies.  Additional customers of CES include general contractors, developers, project owners, and industrial and commercial clients. Much of our work has been founded on the removal of hazardous materials from structures ranging from residences to commercial and industrial applications, including secure defense contractor facilities, colleges, hospitals, and mid-rise and high-rise buildings and residential structures.

We report results under ASC 280, Segment Reporting, for three segments: remediation, demolition and insulation.  Remediation derives its income from mold remediation and abatement services for a broad range of environments.  Demolition offers full scale commercial demolition and wrecking down to interior and selective demolition and strip down services. Insulation derives its revenue from re-insulation and insulation of new and remodeling projects. After careful analysis of our operations following the business slowdown in 2011, management made the decision to scale down the less profitable demolition division and refocus efforts on more profitable businesses in asbestos, mold, and lead remediation, and interior demolition.  Demolition services will continue to be provided where they are a natural spinoff of our other work. The decision created an excess of machinery and heavy equipment that was not being used, which we sold in 2012.

Service Contracts

For our asbestos abatement, demolition, and mold remediation contracts, we typically agree to provide all labor, supervision, material and equipment required to perform hazardous Material Abatement and disposal work as required.  Interior demolition and certain exterior demolition contracts do not contain “hazardous material abatement” provisions.  Demolition contracts generally require us to provide all labor, supervision, material and equipment required for demolition and clearance on specified properties.

We operate primarily through a bid submission and award process to various public and government entities.  Bids specify terms and conditions of contracting.  We do not write our contracts.  Our customers dictate contract language, payment terms, and in most cases the timing of and forms used for billing.  When we bid on a project we are agreeing to these terms which are included in the bid specifications.  Since our inception in 1988, we have not been required to make any penalty payments to our customers or incurred post-contractual costs under contractual commitments. Many of our equipment supply, local design, and installation subcontracts contain provisions that enable us to seek recourse against our vendors or subcontractors if there is a deficiency in their commitments.

Payments by the federal government are based on the services provided and the products installed, calculated in accordance with federal regulatory guidelines and the specific contract’s terms.

To mitigate contractual performance risks, we have created and invested in processes and systems to ensure that our project mangers bid in compliance with project specifications, perform site inspections, and participate in pre-bid meetings.   Our bidding process takes into account a specified list of variables, which we have developed and fine-tuned over 25 years of doing business, to ensure that we achieve our performance and financial goals for each contract. Project managers are trained in our bidding process, and bids greater than $200,000 are reviewed and approved by a senior management team before submission.

Tracking of job costs to manage financial risk is paramount at CES.  Through a company-developed cost accounting system, jobs are tracked not only by phase (i.e. type of work) but also according to fifteen separate job cost codes that the Company has identified as essential for effective project management.  These cost codes are mapped to our bidding system, thereby allowing us to track the financial performance of all contract phases and to ensure that potential cost overruns can be identified and mitigated.

Job costing is fully integrated between all modules of our accounting system, which include accounts payable, accounts receivable, payroll, and inventory.  Direct job costs include:  Labor (not drivers), Driver labor, materials, subcontractors, labor service, job site costs (i.e. permits, rental equipment), dump fees (landfill), travel expenses, temporary lodgings, jobsite fuel, bonding costs, inspection fees (DEP, etc.), testing/lab fees, workers compensation (by worker comp classification), and indirect costs (which include costs indirectly incurred such as vehicle insurance, repairs and maintenance, fuel and oil).

Job costs are reviewed twice each month while contracts are in progress, and final job cost is calculated and reviewed at the completion of each job.  Problems are reviewed at weekly meetings.  Project managers regularly check on their jobs to monitor progress and man-hours.

To maintain control of contract bids and implementation, senior management holds weekly reviews with project managers, covering job bidding, job awards, upcoming bids and contracts, etc.  Regular Accounts Receivable and collections reviews are also held as part of the management process.

Effects of Seasonality and Economic Uncertainty

We may be subject to seasonal fluctuations and construction cycles, at educational institutions, where large projects are typically carried out during summer months when their facilities are unoccupied. Government customers, many of which have fiscal years that do not coincide with ours, typically follow annual procurement cycles and appropriate funds on a fiscal-year basis even though contract performance may take more than one year. Further, government contracting cycles can be affected by the timing of, and delays in, the legislative process related to government programs and incentives that help drive demand for energy efficiency and renewable energy projects. As a result, our revenue and operating income in the third quarter are typically higher, and our revenue and operating income in the first quarter are typically lower, than in other quarters of the year. As a result of such fluctuations, we may occasionally experience declines in revenue or earnings as compared to the immediately preceding quarter, and comparisons of our operating results on a period-to-period basis may not be meaningful.

To manage uncertainties created by business seasonality, we have implemented business processes to give us flexibility to manage overhead and job costs.  Those processes allow us to determine when it is most cost effective to use company-owned assets or to contract out aspects of a project.  For example, when the Company was awarded a sizeable post-Hurricane Katrina demolition contract in Louisiana, the processes led it to develop relationships with local subcontractors under Company management and supervision to perform the demolition work vs. moving Company heavy equipment and personnel to Louisiana, thereby preserving margins on the contract.

During the recession that started in 2008, the number of projects available to the Company in Florida fell.  To allow the Company to maintain cash reserves necessary to execute the Louisiana contract, management agreed to a 10% reduction in salaries, and did so for a full year, until finances righted themselves in late 2009.  No field supervisors or workers were laid off during this period.  CES retained its skilled workforce, allowing the contracts in Louisiana to return a 41% gross profit.

Backlog and Awarded Projects

Our sales cycle begins with the initial contact with the customer and ends, when successful, with a signed contract, also referred to as fully-contracted backlog. Historically, our sales cycle typically has averaged 30 days. Awarded backlog is created when a potential customer awards a project to us following a request for proposal. Once a project is awarded but not yet contracted, we typically conduct a detailed review to determine the scope of the project. At this point, we also determine the sub-contractor, and what equipment will be used. Historically, awarded projects typically have taken 45 days to result in a signed contract and thus convert to fully-contracted backlog. It may take longer, however, depending upon the size and complexity of the project. Further, at times in the past we have experienced periods during which the portion of the sales cycle for converting awarded project to signed contracts has lengthened. Recently, we have been experiencing an unusually sustained lengthening of conversion times. Continued U.S. federal fiscal uncertainty not only has contributed to a lengthening of our sales cycle for U.S. federal projects, but also has adversely affected both municipal and commercial customers across most geographic regions. We have observed among our existing and prospective customer base increased scrutiny of decisions about spending and about incurring debt to finance projects. For example, we have observed increased use of outside consultants and advisors, as well as adoption of additional approval steps, by many of our customers, which has resulted in a lengthening of the sales cycle. We expect this trend to continue in 2014. After the customer agrees to the terms of the contract and the contract becomes executed, the project moves to fully-contracted backlog. The contracts reflected in our fully-contracted backlog typically have a construction period of 30-45days and we typically expect to recognize revenue for such contracts over the same period. Fully-contracted backlog begins converting into revenue generated from backlog on a percentage-of-completion basis once construction has commenced.

As of June 30, 2013, we had backlog of approximately $9,093,070 in expected future revenue under signed customer contracts for the installation or construction of projects, which we sometimes refer to as fully-contracted backlog; and we also had been awarded projects for which we do not yet have signed customer contracts with estimated total future revenue of an additional $3 million. As of June 30, 2012, we had fully-contracted backlog of approximately $9,895,569 in expected future revenue under signed customer contracts for the installation or construction of projects; and we also had been awarded projects for which we had not yet signed customer contracts with estimated total future revenue of an additional $1.5 million

Financial Operations Overview

Revenue

We derive revenue from the provision of asbestos abatement, demolition, and mold remediation services to city, state, and federal agencies.  We also sell services to general contractors, developers, project owners, and industrial and commercial clients. Much of our work has been founded on the removal of hazardous materials from structures ranging from residences to commercial and industrial applications.

While in any particular quarter a single customer may account for more than ten percent of revenue, for the six months ended June 30, 2013 no one customer accounted for more than ten percent of our total revenue.  For the six months ended June 30, 2012 the Florida Department of Transportation and the Louisiana Land Trust both accounted for 10% or more of revenue.

Direct Expenses and Gross Margin

Direct expenses include the cost of labor, materials, equipment, subcontracting and outside engineering that are required for the execution our contracts, as well as preconstruction costs, sales incentives, associated travel, inventory obsolescence charges, and amortization of intangible assets related to customer contracts. A majority of our contracts have fixed price terms; however, in some cases we negotiate protections, such as a cost-plus structure, to mitigate the risk of rising prices for materials, services and equipment.

Gross margin, which is gross profit as a percent of revenue, is affected by a number of factors, including the type of services performed and the geographic region in which the sale is made.  Geographic location impacts the cost of disposal, lodging, and fuel.  We sometimes find ourselves bidding against local contractors.  In these instances, we may be willing to accept a lower profit margin in order to establish ourselves with a new client, or in a new geographic location.

Rising fuel costs affect us in several ways.  Fuel in our trucks and equipment has an immediate cost impact.  Increases in petroleum prices increase the costs for remediation due because petroleum products are used to make all poly, bags, etc that we use for contaminated materials containment.

In addition, gross margin frequently varies across the period of a project. Our expected gross margin on, and expected revenue for, a project are based on budgeted costs. From time to time, a portion of the contingencies reflected in budgeted costs are not incurred due to strong execution performance. In that case, and generally at project completion, we recognize revenue for which there is no further corresponding direct expense. As a result, gross margin tends to be back-loaded for projects with strong execution performance; this explains the gross margin improvement that occurs from time to time at project closeout. We refer to this gross margin improvement at the time of project completion as a project closeout.

Operating Expenses

Operating expenses consist of salaries and benefits, project development costs, and general, administrative and other expenses.

Salaries and benefits. Salaries and benefits consist primarily of expenses for personnel not directly engaged in specific revenue generating activity. These expenses include the time of executive management, legal, finance, accounting, human resources, information technology and other staff not utilized in a particular project. We employ a comprehensive time card system which creates a contemporaneous record of the actual time by employees on project activity.

Project development costs. Project development costs consist primarily of sales, engineering, legal, finance and third-party expenses directly related to the development of a specific customer opportunity. This also includes associated travel and marketing expenses.

General, administrative and other expenses. These expenses consist primarily of rents and occupancy, professional services, insurance, unallocated travel expenses, telecommunications, and office expenses. Professional services consist principally of recruiting costs, external legal, audit, tax and other consulting services.

Other Expenses, Net

Other expenses, net consists primarily of interest income on cash balances, interest expense on borrowings, and gains and losses on the disposal of surplus assets. Interest expense will vary periodically depending on prevailing short-term interest rates.

Critical Accounting Policies

We have identified the policies below as critical to our business operations and the understanding of its results of operations. The impact and any associated risks related to these policies on our business operations are discussed throughout this section where such policies affect our reported and expected financial results. Our preparation of financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of our financial statements, and the reported amounts of revenues and expenses during the reporting period. There can be no assurance that actual results will not differ from those estimates.

Cash and Cash Equivalents

We consider all highly liquid debt instruments and other short-term investments with maturity of three months or less to be cash equivalents.

Contracts receivable

Contracts receivable are stated at the amounts management expects to collect from outstanding balances. Management provides for probable uncollectible amounts through a charge to earnings and a credit to a valuation allowance based on its assessment of the current status of individual accounts. Balances outstanding after management has used reasonable collection efforts are written off through a charge to the valuation allowance and a credit to trade contracts receivable.  Management has determined that an allowance of $201,000 for doubtful accounts at June 30, 2013 and June 30, 2012 is required.

Contracts receivable will generally be due within 30 to 45 days and collateral is not required.

Cost and estimated earnings in excess of billings on uncompleted contracts

The asset, "Costs and estimated earnings in excess of billings on uncompleted contracts," represents revenues recognized in excess of amounts billed.

The liability, "Billings in excess of costs and estimated earnings on uncompleted contracts," represents billings in excess of revenues recognized.

Recoverability of Long-Lived Assets

We review the recoverability of long-lived assets on a periodic basis whenever events and changes in circumstances have occurred which may indicate a possible impairment.  The assessment for potential impairment is based primarily on our ability to recover the carrying value of our long-lived assets from expected future cash flows from our operations on an undiscounted basis.  If such assets are determined to be impaired, the impairment recognized is the amount by which the carrying value of the assets exceeds the fair value of the assets.  Fixed assets to be disposed of by sale are carried at the lower of the then current carrying value or fair value less estimated costs to sell.

Fair Value of Financial Instruments

The carrying amount reported in the balance sheets for cash and cash equivalents, contracts receivable, accounts payable, and accrued expenses approximate fair value because of the immediate or short-term maturity of these financial instruments. We do not utilize derivative instruments.

Revenue and Cost Recognition

The Company recognizes revenues from fixed-price and modified fixed-price construction contracts on the percentage-of-completion method, measured by the percentage of cost incurred to date to estimated total cost for each contract. This method is used because management considers total cost to be the best available measure of progress on the contracts.

Contract costs include all direct material and labor costs and those indirect costs related to contract performance, such as indirect labor, supplies, tools, repairs, and depreciation.  Selling, general, and administrative costs are charged to expenses as incurred.

Provisions for estimated losses on uncompleted contracts, if any, are made in the period in which such losses are determined.  Changes in job performance, job conditions, and estimated profitability may result in revisions to costs and income, which are recognized in the period in which the revisions are determined.

The asset, "Costs and estimated earnings in excess of billings on uncompleted contracts," represents revenues recognized in excess of amounts billed.

The liability, "Billings in excess of costs and estimated earnings on uncompleted contracts," represents billings in excess of revenues recognized.

Contract retentions are included in contract receivables.

Net Earnings (Loss) Per Share of Common Stock

The basic net loss per common share is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted net loss per share gives effect to all dilutive potential common shares outstanding during the period using the “as if converted” basis.

Uncertainty in Income Taxes

Management considers the likelihood of changes by taxing authorities in its filed income tax returns and recognizes a liability for or discloses potential changes that management believes are more likely than not to occur upon examination by tax authorities.  Management has not identified any uncertain tax positions in filed income tax returns or this merger that require recognition or disclosure. The Company’s income tax returns for the past three years are subject to examination by tax authorities, and may change upon examination.

We follow ASC 740-10, Accounting for Uncertainty in Income Taxes (“ASC 740-10”). This interpretation requires recognition and measurement of uncertain income tax positions using a “more-likely-than-not” approach. ASC 740-10 is effective for fiscal years beginning after December 15, 2006. Management has adopted ASC 740-10 and they evaluate their tax positions on an annual basis.

The Company has elected by unanimous consent of its shareholders to be taxed under the provisions of subchapter S of the Internal Revenue Code.  Under those provisions, the Company does not pay federal or state corporate income taxes on its taxable income.  Instead, the stockholders are liable for individual federal income taxes on their respective shares of the Company's taxable income.  Therefore, no provision or liability for Federal income taxes is included on these financial statements.

Advertising

Advertising costs are expensed when incurred. Advertising for the six months ended June 30, 2013 and June 30, 2012 was $5,411 and $2,470, respectively.   Historically, the Company has not relied on advertising and marketing to generate business.  We recently hired a marketing/sales manager to expand our marketing activities.

Results of Operations

Six Months Ended June 30, 2013 Compared to Six Months Ended June 30, 2012

The following table presents our results of operations for the six months ended June 30, 2013 compared to the six months ended June 30, 2012.

	For the Six Months Ended
	6/30/2013	6/30/2012

Revenues	$6,768,486	$9,745,833

Cost of revenues	5,326,453	6,726,594

Gross profit	1,442,033	3,019,239

General and administrative expenses	1,733,077	1,668,205

Net income/(loss) from operations	(291,044)	1,351,034

Other income(expense)
Gain(Loss) on Disposal of Assets	-	8,250
Other Income(Expenses)	5,722	5,419
Interest expense	(78,371)	(88,723)
Total Other Income (Expense)	(72,558)	(75,001)

Income from continuing operations
before income taxes	(430,049)	604,117

Income taxes	0	0

Net income	(363,602)	1,276,033

Comprehensive income(loss) items	0	0

Net comprehensive income	$(363,602)	$1,276,033

Revenues

Revenues for the six months ended June 30, 2013 decreased to $6,768,486 as compared to $9,745,833 for the six months ended June 30, 2012, a decrease of 44%. The decrease is primarily attributable to the completion of projects with the Louisiana Land Trust, which generated revenues of $2 million in 2012.

Cost of Revenues and Gross Profit

Cost of revenues for the six months ended June 30, 2013 decreased to $5,326,453 as compared to $6,726,594 for the six months ended June 30, 2012, a decrease of 21%. The decrease is primarily attributable to lower revenues in 2013.

Gross profit for the six months ended June 30, 2013 decreased to $1,442,033 as compared to $3,019,239 for the six months ended June 30, 2012, a decrease of 52%.   Our gross margin decreased due to the completion of projects with the Louisiana Land Trust, which generated revenues of $2 million in 2012.

General and Administrative Expenses

General and administrative expenses for the six months ended June 30, 2013 increased to $1,733,077 as compared to $1,668,205 for the six months ended June 30, 2013, an increase of 4%.   Our general and administrative expenses increased due to primarily two items:  group health insurance rate increases and costs associated with the corporate restructuring to a public company.

Net Income/(Loss)

Net income for the six months ended June 30, 2013 decreased to a loss of $(363,602) as compared to a profit of $1,276,033 for the six months ended June 30, 2012. The decrease in our net income was attributable mainly to the completion of projects with the Louisiana Land Trust, which generated revenues of $2 million in 2012, together with the higher general and administrative expenses in 2013.

Year Ended December 31, 2012 Compared to December 31, 2011

The following table presents our results of operations for the year ended Year Ended December 31, 2012 compared to December 31, 2011.

	For the Years Ended
	12/31/2012	12/31/2011

Revenues	$16,269,345	$12,360,304

Cost of revenues	12,649,700	8,458,331

Gross profit	3,619,645	3,901,973

General and administrative expenses	3,588,775	3,988,056

Net income from operations	30,870	(86,083)

Other income(expense)
Gain(Loss) on Disposal of Assets	498,660	46,639
Other Income(Expenses)	10,436	8,910
Interest expense	(150,883)	(209,870)
Total Other Income (Expense)	358,213	(154,321)

Income from continuing operations
before income taxes	389,083	(240,403)

Income taxes	0	0

Net income	389,083	(240,403)

Comprehensive income(loss) items	0	0

Net comprehensive income	$389,083	$(240,403)

Revenues

Revenues for the year ended December 31, 2012 increased to $16,269,345 as compared to $12,360,304 for the period December 31, 2011, an increase of 32%. The increase is primarily attributable to the increase in contracts reflecting improved economic conditions in regions where we operate.

Cost of Revenues and Gross Profit (Loss)

Cost of revenues for the year ended December 31, 2012 increased to $12,649,700 as compared to $8,458,331 for the period December 31, 2011, an increase of 50%. The increase is primarily attributable to the addition of additional employees and outside contractors to fulfill customer orders.

Gross profit for the year ended December 31, 2012 decreased to $3,619,645 as compared to $3,901,973 for the period December 31, 2011, a decrease of 7%.  Our gross margin decreased as a result of higher costs attributable to the addition of additional employees and outside contractors to fulfill customer orders.

General and Administrative Expenses

General and administrative expenses for the year ended December 31, 2012 decreased to $3,558,775 as compared to $3,988,056 for the period December 31, 2011, a decrease of 11%.  The decrease is primarily attributable higher write offs for bad debts in 2011 ($300,000) and a reduction in insurance premiums ($100,000).

Other Income and Expenses

For the year ended December 2012, we recorded total other income of $358,213, compared to total other expense of ($154,321) in 2011.  In 2012 we disposed of surplus assets in our demolition segment for a gain of $498,660, compared to a gain of $46,639 in 2011.  Interest expense in 2012 was $150,883, compared to $209,870 in 2011.  Interest expense decreased due to a combination of declining interest rates and lower debt in 2012 as compared to 2011.  Other income in 2012 was $10,436, compared to $8,910 in 2011.

Net Income (Loss)

Net income for the year ended December 31, 2012 was $389,083 as compared to net loss of ($240,403) for the year ended December 31, 2011. The increase in was attributable higher total other income in 2012, which offset the decrease in net income from operations.

Liquidity and Capital Resources

Liquidity is the ability of a company to generate funds to support its current and future operations, satisfy its obligations, and otherwise operate on an ongoing basis. Significant factors in the management of liquidity are funds generated by operations, levels of contracts receivable and accounts payable and capital expenditures.

At June 30, 2013 and June 30, 2012, we had cash of $600,016 and $903,320, respectively and working capital of $2,392,805 and $3,558,538, respectively.

Sources of liquidity. Since inception, we have funded operations primarily through cash flow from operations and various loans and notes. We believe that available cash and cash equivalents and availability under our borrowing facilities, combined with our access to credit markets, will be sufficient to fund our operations through 2013 and thereafter.

Six Months Ended June, 2013 and 2012

Cash flows from operating activities. Operating activities generated $759,415 of net cash during the six months ended June 30, 2013. During that period, we had a net loss of ($363,602), which is net of depreciation and other non-cash items totaling $242,211.  Contracts receivable, inventory, costs in excess of billings, accounts payable, accrued expenses and other current liabilities, and other liabilities generated $505,731. These were offset by net changes in other current assets, total billings and costs in excess of estimated earnings, and other assets, which provided $375,075 in cash.

Operating activities provided $2,169,060 of net cash during the six months ended June 30, 2012. During that period, we had net income of $1,276,033, which is net of depreciation and other non-cash items totaling $251,013. Contracts receivable, inventory, costs in excess of billings, accounts payable, accrued expenses and other current liabilities, and other liabilities generated $459,748. Net changes in other current assets, total billings and costs in excess of estimated earnings, and other assets, provided $182,266 in cash.

Cash flows from investing activities. Cash used for investing activities during the six months ended June 30, 2013 totaled $250,390, related to the purchase of earth moving equipment and motor vehicles. There were no gains/losses from the disposal of assets in the period.

Cash used for investing activities during the six months ended June 30, 2012 totaled $357,123. The Company had gains on disposals of fixed assets totaling $8,250.

Cash flows from investing activities primarily relate to capital expenditures to support our growth.

Cash flows from financing activities. Net cash generated from financing activities during the six months ended June 30, 2013 totaled $469,235. This was due to the increase in long-term debt of $477,734, offset by a $8,499 reduction in a loan from an officer.

Net cash generated by financing activities during the six months ended March 31, 2012 totaled $1,104831. During the period we raised $991,777 from the issuance of notes payable, and we borrowed $113,055 from an officer.

Long Term Debt.  To date we have financed our operations through internally generated revenue from operations, the sale of our common stock, the issuance of notes and loans from shareholders.  We currently have the following debt outstanding:

(i)

Demand loan from shareholder, Clyde Biston, bearing annual interest at 4.8%.  At June 30, 2013, $234,513 was outstanding under the loan.  In the quarter ended June 30, 2013, the company repaid $4,300 of principal under the loan.  At June 30, 2012, $251,811.72 was outstanding under the loan.  In the quarter ended June 30, 2012, the company repaid $104,728 of principal under the loan.

(ii)

A line of credit from Florida Traditions Bank, Dade City, FL, bearing variable interest of 1.25% over prime, secured by land, improvements, and accounts receivable. The line of credit matures December 20, 2014.  At June 30, 2013, $3,183,486 was outstanding under the line.  In the quarter ended June 30, 2013, the company made no repayments of principal under the line, and borrowed an additional $200,000.  At June 30, 2012, $2,333,486 was outstanding under the line.  In the quarter ended June 30, 2012, the company repaid $350,000 of principal under the line.

(iii)

Various installment loans payable in payments, with interest rates ranging from 0% 9.5%, secured by various equipment, and property.  At June 30, 2013, $568,906 was outstanding under the loans.  In the quarter ended June 30, 2013, the company repaid $104,728 of principal under the loans.  At June 30, 2012, $776,121 was outstanding under the loans.  In the quarter ended June 30, 2012, the company repaid $113,499 of principal under the loans.

At June 30, 2013, a total of $5,784,884 was outstanding under all loans and the line of credit.  $418,911 of that amount is due and payable in the 12 months following that date.

Business Segments

The accounting standards for reporting information about operating segments define operating segments as components of an enterprise for which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance. The Company’s chief operating decision maker is the Chief Executive Officer. The Company is organized by line of business. While the Chief Executive Officer evaluates results in a number of different ways, the line of business management structure is the primary basis for which the allocation of resources and financial results are assessed. Under the aforementioned criteria, the Company operates in three operating and reporting segments: remediation, demolition and insulation.

Remediation derives its income from mold remediation and abatement services for a broad range of environments.  Demolition offers full scale commercial demolition and wrecking down to interior and selective demolition and strip down services. Our third segment, Insulation, derives its revenue from re-insulation and insulation of new and remodeling projects.

Business Segment Performance

The following table sets forth the operating income (loss) by segment for the years ended December 31, 2012 and December 31, 2011.

	12/31/2012	12/31/2011
Remediation segment

Revenue	$6,049,208	$7,007,654
Cost of revenues	4,389,246	4,160,177
Gross profit	1,659,962	2,847,477

General & administrative expense	1,257,415	1,529,391
Other (income)/expense	(7,200)	(1,679)

Net Income from segment	$409,747	$1,318,086

	12/31/2012	12/31/2011
Demolition segment

Revenue	$9,447,555	$4,483,615
Cost of revenues	7,812,617	3,786,482
Gross profit	1,634,938	697,133

General & administrative expense	785,701	758,976
Other (income)/expense	464,224	15,422

Net Income from segment	$1,313,461	$(46,422)

	12/31/2012	12/31/2011
Insulation segment

Revenue	$714,954	$847,010
Cost of revenues	543,727	618,053
Gross profit	171,227	228,957

General & administrative expense	69,835	70,975
Other (income)/expense	(4,337)	(1,627)

Net Income from segment	$105,729	$159,609

Remediation Segment Performance

Revenues

Revenues for the year ended December 31, 2012 for the Remediation segment decreased to $6,049,208 as compared to $7,007,654 for the period December 31, 2011, a decrease of 14%. The decrease is primarily attributable to a reduction in contract awards to the Company.

Cost of Revenues and Gross Profit (Loss)

Cost of revenues for the year ended December 31, 2012 for the Remediation segment increased to $4,389,246 as compared to $4,160,177 for the period December 31, 2011, an increase of 6%. The increase is primarily attributable to the tighter margins required to win bids on projects that were available to the Company.

Gross profit for the year ended December 31, 2012 for the Remediation segment decreased to $1,659,962 as compared to $2,847,477 for the period December 31, 2011, a decrease of 42%.  Our gross margin decreased as a result of higher costs attributable to tighter bidding that was required to win bids in a highly competitive market.

General and Administrative Expenses

General and administrative expenses for the year ended December 31, 2012 for the Remediation segment decreased to $1,257,415 as compared to $1,529,391 for the period December 31, 2011, a decrease of 18%.  The difference was primarily attributable to the write off of uncollectible receivables ($290,000) in 2011.

Other Income/(Expense)

Other expense for the year ended December 31, 2012 for the Remediation segment increased to ($7,200) as compared to ($1,679) for the period December 31, 2011, an increase of 329%.  The discounts taken on accounts payable in 2012 exceeded those taken in 2011.

Net Income (Loss)

Net income for the year ended December 31, 2012 for the Remediation segment was $409,747 as compared to net income of $1,318,086 for the year ended December 31, 2011, a decrease of 67%. The decrease in was attributable result of higher costs attributable to the more competitive bidding that was to win bids in a highly competitive market in 2012.

Demolition Segment Performance

Revenues

Revenues for the year ended December 31, 2012 for the Demolition segment increased to $9,447,555 as compared to $4,483,615 for the period December 31, 2011, an increase of 111%. The increase is primarily attributable to $2 million in additional salvage revenues from a wastewater treatment plant in Pensacola, a $2 million increase in contracts awarded by the Florida Department of Transportation  for south Florida districts,  and $1 million of additional business from the Louisiana Land Trust.

Cost of Revenues and Gross Profit (Loss)

Cost of revenues for the year ended December 31, 2012 for the Demolition segment increased to $7,812,617 as compared to $3,786,482 for the period December 31, 2011, an increase of 106%. The increase is primarily attributable to an increase in the number of contracts awarded to the Company in 2012.

Gross profit for the year ended December 31, 2012 for the Demolition segment increased to $1,634,938 as compared to $697,133 for the period December 31, 2011, an increase of 135%.  Our gross margin increased as a result of the increase in sales as described above.

General and Administrative Expenses

General and administrative expenses for the year ended December 31, 2012 for the Demolition segment increased to $785,701 as compared to $758,976 for the period December 31, 2011, an increase of 4%. The increase is primarily attributable to increased expenditures in the Louisiana office required to fulfill contractual commitments.

Other Income/(Expense)

Other income/expense for the year ended December 31, 2012 for the Demolition segment increased to $ 464,224 as compared to $15,422 for the period December 31, 2011, an increase of 2910%.  The increase is primarily attributable to the disposal of surplus assets in the demolition segment.

Net Income (Loss)

Net income for the year ended December 31, 2012 for the Demolition segment was $1,313,461 as compared to a net loss of ($46,422) for the year ended December 31, 2011. The increase in net income was attributable to the 41% gross profit on achieved on the Louisiana Land Trust contract in 2012 and the gains on sales of assets.

Insulation Segment Performance

Revenues

Revenues for the year ended December 31, 2012 for the Insulation segment decreased to $714,954 as compared to $847,010 for the period December 31, 2011, a decrease of 16%.  The decrease is primarily attributable to the reduction in work required by a large Florida supermarket chain.

Cost of Revenues and Gross Profit (Loss)

Cost of revenues for the year ended December 31, 2012 for the Insulation segment decreased to $543,727 as compared to $618,053 for the period December 31, 2011, a decrease of 12%. Cost of revenues fell in line with the reduction in revenue for the segment.

Gross profit for the year ended December 31, 2012 for the Insulation segment decreased to $171,227 as compared to $228,957 for the period December 31, 2011, a decrease of 25%.  Our gross margin decreased as a result of a combination of decreased revenue and an increases in workers compensation insurance premiums.

General and Administrative Expenses

General and administrative expenses for the year ended December 31, 2012 for the Insulation segment decreased to $69,835 as compared to $70,975 for the period December 31, 2011, a decrease of 2%.  Cost cutting in office expense led to the decrease

Other Income/(Expense)

Other income/expense for the year ended December 31, 2012 for the Insulation segment increased to ($4,337) as compared to ($1,627) for the period December 31, 2011, an increase of 167%.  The discounts taken on accounts payable in 2012 exceeded those taken in 2011.

The following table sets forth the operating income (loss) by segment for the six months ended June 30, 2013 and June 30, 2012.  The information provided in the table is obtained from internal information that is provided to the Company’s chief operating decision maker for the purpose of corporate management. The Company uses operating income (loss) to measure segment performance as recorded below:

	For the six months ended
	6/30/2013	6/30/2012
Remediation

Revenue	$3,059,662	$3,115,424
Cost of revenues	2,377,944	2,076,288
Gross profit	681,718	1,039,136

General & administrative expense	603,009	619,850
Other (income)/expense	(2,525)	(3,619)

Net Income from segment	$81,234	$422,905

	6/30/2013	6/30/2012
Demolition

Revenue	$3,339,784	$6,248,436
Cost of revenues	2,659,660	4,377,486
Gross profit	680,124	1,870,950

General & administrative expense	415,366	349,556

Other (income)/expense	16,011	12,464

Net Income from segment	$248,747	$1,508,930

	6/30/2013	6/30/2012
Insulation

Revenue	$363,566	$372,839
Cost of revenues	293,679	289,158
Gross profit	69,887	83,681

General & administrative expense	36,282	35,211
Other (income)/expense	(1,140)	(2,340)

Net Income from segment	$34,745	$50,810

Remediation Segment Performance

Revenues

Revenues for the six months ended June 30, 2013 for the Remediation segment increased to $3,059,662 as compared to $3,115,424 for the period June 30, 2012, a decrease of 2%. The decrease is attributable to the lower number of available projects in 2013.

Cost of Revenues and Gross Profit (Loss)

Cost of revenues for the six months ended June 30, 2013 for the Remediation segment increased to $2,377,944 as compared to $2,076,288 for the period ended June 30, 2012, an increase of 15%. The increase is primarily attributable to the highly competitive market and the low number of available projects in the first and second quarters of 2013.

Gross profit for the six months ended June 30, 2013 for the Remediation segment decreased to $681,718 as compared to $1,039,136 for the period ended June 30, 2012, a decrease of 34%.  Our gross profit decreased as a result of higher costs attributable to highly competitive market and the low number of available projects in the first and second quarters of 2013.

General and Administrative Expenses

General and administrative expenses for the six months ended June 30, 2013 for the Remediation segment decreased to $603,009 as compared to $619,850 for the period ended June 30, 2012, a decrease of 3%. The reduction in sales activity, less travel by salesman, and lower telephone activity, were the main reasons for the reduction.

Other Income/(Expense)

Other income for the six months ended June 30, 2013 for the Remediation segment decreased to $2,525 as compared to $3,619 for the period ended June 30, 2012, a decrease of 30%. The discounts taken on accounts payable in 2012 exceeded those taken in 2013.

Net Income (Loss)

Net income for the six months ended June 30, 2013 for the Remediation segment was $81,234 as compared to net income of $422,905 for the six months ended June 30, 2012, a decrease of 81%. The decrease in was attributable to the highly competitive market and the low number of available projects in the first and second quarters of 2013

Demolition Segment Performance

Revenues

Revenues for the six months ended June 30, 2013 for the Demolition segment decreased to $3,339,784 as compared to $6,248,436 for the period ended June 30, 2012, a decrease of 47%. The decrease is primarily attributable to the completion of work for the Louisiana Land Trust, which was not replaced by significant new contracts.

Cost of Revenues and Gross Profit (Loss)

Cost of revenues for the six months ended June 30, 2013 for the Demolition segment decreased to $2,659,660 as compared to $4,377,486 for the period ended June 30, 2012, a decrease of 39%. The decrease is primarily attributable to the completion of work for the Louisiana Land Trust.

Gross profit for the six months ended June 30, 2013 for the Demolition segment decreased to $680,124 as compared to $1,870,950 for the period ended June 30, 2012, a decrease of 64%.  Our gross profit decreased as a result of the completion of work for the Louisiana Land Trust.

General and Administrative Expenses

General and administrative expenses for the six months ended June 30, 2013 for the Demolition segment increased to $415,366 as compared to $349,556 for the period ended June 30, 2012, an increase of 19%. The increase is primarily attributable to the addition of one new salesman and an increase in health insurance rate premiums.

Other Income/(Expense)

Other expense for the six months ended June 30, 2013 for the Demolition segment increased to ($16,011) as compared to ($12,464) for the period ended June 30, 2012, an increase of 28%.  The increase is primarily attributable to additional interest expense on new loans for mini excavators purchased in 2013.

Net Income (Loss)

Net income for the six months ended June 30, 2013 for the Demolition segment was $248,747 as compared to $1,508,930 for the six months ended June 30, 2012. The 84% decrease was attributable primarily to the lower revenue caused by the fall off in Louisiana Land Trust work in 2013.

Insulation Segment Performance

Revenues

Revenues for the six months ended June 30, 2013 for the Insulation segment decreased to $363,566 as compared to $372,839 for the period ended June 30, 2012, a decrease of 2%. The decrease is primarily attributable to normal fluctuation in our revenue stream.

Cost of Revenues and Gross Profit (Loss)

Cost of revenues for the six months ended June 30, 2013 for the Insulation segment increased to $293,679 as compared to $289,158 for the period ended June 30, 2012, an increase of 2%.  The increase was a result of higher costs for fluctuations in labor hours, materials used, and an increase in premiums paid for workers compensation 2013.

Gross profit for the six months ended June 30, 2013 for the Insulation segment decreased to $69,887 as compared to $83,681 for the period ended June 30, 2012, a decrease of 16%.  Our gross profit decreased as a result of normal fluctuation in labor hours, materials used, and an increase in premiums paid for workers compensation insurance.

General and Administrative Expenses

General and administrative expenses for the six months ended June 30, 2013 for the Insulation segment increased to $36,282 as compared to $35,211 for the period ended June 30, 2012, an increase of 3%.  The increase is primarily attributable to an increase in group health insurance rates.

Other Income/(Expense)

Other income for the six months ended June 30, 2013 for the Insulation segment decreased to $1,140 as compared to $2,340 for the period ended June 30, 2012, a decrease of 51%.  Discounts taken on accounts payable in 2012 exceeded those taken in 2013.

Net Income (Loss)

Net income for the six months ended June 30, 2013 for the Insulation segment was $34,745 as compared to $50,810 for the six months ended June 30, 2012. The decrease of 32% in was attributable a combination of the decrease in gross margins and the increase in general and administrative expenses, which exceeded the increase in revenues.

Off Balance Sheet Arrangements

We do not engage in any activities involving variable interest entities or off-balance sheet arrangements.

Recent Accounting Pronouncements

In January 2013, the Company adopted FASB ASU No. 2013-06, Fair Value Measurement and Disclosures (Topic 820) - Improving Disclosures about Fair Value Measurements (“ASU 2013-06”). These standards require new disclosures on the amount and reason for transfers in and out of Level 1 and 2 fair value measurements. The standards also require new disclosures of activities, including purchases, sales, issuances, and settlements within the Level 3 fair value measurements. The standard also clarifies existing disclosure requirements on levels of disaggregation and disclosures about inputs and valuation techniques. Adoption of ASU 2013-06 did not have a material impact on our results of operations or financial condition.

In February 2013, the FASB issued ASU 2013-09, Subsequent Events (Topic 855): Amendments to Certain Recognition and Disclosure Requirements. This update addresses both the interaction of the requirements of Topic 855, “Subsequent Events”, with the SEC’s reporting requirements and the intended breadth of the reissuance disclosures provision related to subsequent events (paragraph 855-10-50-4). The amendments in this update have the potential to change reporting by both private and public entities, however, the nature of the change may vary depending on facts and circumstances. Adoption of ASU 2013-09 did not have a material impact on our results of operations or financial condition.

The Company follows ASC 605-35 "Revenue Recognition: Construction type contracts" and recognizes revenues from fixed-price and modified fixed-price construction contracts on the percentage-of-completion method, measured by the percentage of cost incurred to date to estimated total cost for each contract. This method is used because management considers total cost to be the best available measure of progress on the contracts.

The Company records the cost of investment in purchased company assets in excess of the underlying fair value of net assets at dates of acquisition as goodwill on the balance sheet. Cost of investment in purchased company assets (Simpson & Associates, Inc.) in excess of the underlying fair value of net assets at dates of acquisition (March 2001) is recorded as goodwill on the balance sheet. The amount of $1,396,855 was acquired in 2001 and an additional $50,000 was reclassified as goodwill in 2002. Goodwill is not amortized, but instead is assessed for impairment at least annually and upon the occurrence of certain triggering events or substantive changes in circumstances that indicate that the fair value of goodwill may be impaired. Measurement of the impairment loss, if any, is based on the difference between the carrying value and fair value of reporting unit. The goodwill impairment test follows a two-step process. In the first step, the fair value of a reporting unit is compared to its carrying value. If the carrying value of a reporting unit exceeds its fair value, the second step of the impairment test is performed for purposes of measuring the impairment. In the second step, the fair value of the reporting unit is allocated to all of the assets and liabilities of the reporting unit to determine an implied goodwill value. If the carrying amount of the reporting unit’s goodwill exceeds the implied fair value of goodwill, an impairment loss will be recognized in an amount equal to that excess. There were no material impairments to the carrying value of long-lived assets and intangible assets subject to amortization during the six months ended June 30, 2013 and June 30, 2013.

The Company follows ASC 360-10, “Property, Plant, and Equipment,” which established a “primary asset” approach to determine the cash flow estimation period for a group of assets and liabilities that represents the unit of accounting for a long-lived asset to be held and used. Long-lived assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The carrying amount of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. Long-lived assets to be disposed of are reported at the lower of carrying amount or fair value less cost to sell. Through June 30, 2013, the Company had not experienced impairment losses on its long-lived assets.

The Company follows ASC 280, “Segment Reporting,” which requires use of the “management approach” model for segment reporting. The management approach model is based on the way a company’s management organizes segments within the company for making operating decisions and assessing performance. The Company determined it has six operating segments as of June 30, 2013 and June 30, 2013.

The Company computes net income (loss) per share in accordance with ASC 260-10, “Earnings Per Share.” The basic net loss per common share is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted net loss per share gives effect to all dilutive potential common shares outstanding during the period using the “as if converted” basis. For the six months ended June 30, 2013 and June 30, 2013 there were no potential dilutive securities.

Item 3.  Properties

We are headquartered in Crystal Springs, Florida, where we occupy 6,000 square feet of office space as well as 6,000 square feet for a mechanic shop and a 12,000 square feet warehouse. The facilities are owned by our chief executive officer, Clyde A. Biston. We pay the property taxes but not rent for use of the facilities. We also lease satellite offices in Davie and Ft. Walton Beach, Florida as well as Chalmette, Louisiana. Our monthly rent for these facilities is $4,367 and $2,226 respectively.

Item 4.  Security Ownership of Certain Beneficial Owner and Management

The following table sets forth certain information, as of November 1, 2013 with respect to the beneficial ownership of the Company’s outstanding common stock by (i) any holder of more than five (5%) percent; (ii) each of the Company’s executive officers and directors; and (iii) the Company’s directors and executive officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned.

Beneficial ownership is determined in accordance with the rules of the SEC. Unless otherwise indicated in the table, the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the shareholder’s name.

Named executive officers and directors:	Number of Shares beneficially owned	Percentage of class beneficially owned*
Clyde A. Biston	31,850,000	68.5%
John Tostanoski	1,925,000	4.1%
James Everett	1,925,000	4.1%
Sharon Rosenbauer	1,925,000	4.1%
James Smith	1,925,000	4.1%
Jeff Chartier (1)	2,275,000	4.9%
All directors and executive officers as a group (6 persons)	41,825,000	89.9%

_____________________

*           The percentage of class beneficially owned is based on 46,525,000 shares of common stock issued and outstanding as of  November 1, 2013.

(1) Represents shares held by Strategic Capital Markets.

Item 5. Directors and Executive Officers

Below are the names and certain information regarding the Company’s executive officers and directors as of November 1, 2013. Directors serve until the next annual meeting of stockholders or until their successors are elected and qualified.  Officers serve at the discretion of the Board of Directors.

Name	Position
Clyde A. Biston	Chief Executive Officer, Chairman
Sharon Rosenbauer	Chief Financial Officer, Treasurer, Vice President, Director
John Tostanoski	President, Director
James Everett	Chief Operating Officer, Secretary, Director
James Smith	Vice President
Jeff Chartier	Director

Clyde A. Biston is the founder and has been chief executive officer of CES since 1988.  Mr. Biston has over 40 years experience in the general construction and asbestos abatement industry. Prior to entering the abatement profession, he operated a building contractor business. In the nine years prior to the formation of CES, Mr. Biston personally supervised the removal of more than 2 million square feet of asbestos containing materials on projects in Florida and Georgia, as well as many large-scale demolition and remediation projects. Mr. Biston’s experience as founder of CES qualifies him to serve on the Company’s board of directors.

Sharon Rosenbauer has been with CES since 1992. She started at CES as its sole bookkeeper, and has been CES’s Vice President/Treasurer since 2009. Prior to joining CES, Ms. Rosenbauer worked as an auditor for both the Hilton and Holiday Inn Corporations. Ms. Rosenbauer was also employed as the Price Administrator and Contract Negotiator with her primary focus in cost-accounting. Ms. Rosenbaeur’s experience at CES qualifies her to serve on the Company’s board of directors.

John Tostanoski has been with CES since 2003 and has over forty years of contracting and consulting experience in the environmental industry, including project management, analytical testing, contamination assessment and remediation, asbestos and lead assessment and remediation, indoor air quality, expert testimony and regulatory intervention. His responsibilities have included all aspects of administrative, financial, marketing, personnel, and quality oversight. Mr. Tostanoski has also served as a principal environmental consultant to several Fortune 500 companies, developing baseline and compliance monitoring programs, establishing hazardous waste management plans, indoor air quality surveys and monitoring, large scale asbestos surveys and abatements, industrial waste permitting and pretreatment design. Mr. Tostanoski received his BS in Environmental Sciences from Florida International University. Mr. Tostanoski’s contracting and consulting experience qualify him to serve on the Company’s board of directors.

James Everett has been with CES since 2003, has worked in the construction industry since 1982 and has a diverse background in infrastructure improvement and industrial construction.  Over the past fifteen years, Mr. Everett has managed projects in seventeen states including many design built projects. These projects have ranged from infrastructure improvements for NASA, USACOE, The Department of Navy, The Department of Army, The Bureau of Indian Affairs, and The Bureau of Prisons, as well as numerous state, county and municipal work. In addition to infrastructure improvement projects, Mr. Everett was the project engineer for multiple large earthmoving projects. These projects include several thousand acres of post-mining land reclamation where earthmoving quantities exceeded 10 million cubic yards. Prior to joining CES, from 2000 to 2003, Mr. Everett was the Vice President for Madrid Engineering Group, Construction Services Division. Mr. Everett received his BS in Building Construction and Engineering Management from the University of West Florida. Mr. Everett’s infrastructure improvement and industrial construction knowledge and experience qualify him to serve on the Company’s board of directors.

James Smith has been with CES since 1995 and has over 20 years of experience in the supervision of asbestos abatement projects throughout the United States and over 15 years of experience in commercial general construction. Mr. Smith has experience as an operations manager, supervisor, and estimator of construction, abatement, remediation, and selective demolition projects throughout the United States and abroad.

Jeff Chartier has over 30 years of experience in the financial industry. His Wall Street career began in 1981 as a floor runner at Prudential-Bache Securities on the commodities exchange. By 1996 he was Vice President at Morgan Stanley and won the Morgan Stanley Dean Witter National Sales Directors Award along with numerous other awards for sales and customer service excellence.  In 2002 Mr Chartier started his own firm, Chartier Financial, offering full service retail brokerage products to his clients.  Mr. Chartier then resigned from the industry as a broker in 2009 to become President of Green EnviroTech Holdings Corp.  Since resigning from Green EnviroTech Holdings Corp. in February 2011, Mr. Chartier has formed a consulting firm to assist and consult with private companies looking to enter the public marketplace.

Board Leadership Structure and Role in Risk Oversight

We have not adopted a formal policy on whether the Chairman and Chief Executive Officer positions should be separate or combined. These roles are currently combined, with Mr. Biston serving as Chief Executive Officer and Chairman.

Our board of directors is primarily responsible for overseeing our risk management processes. The board of directors receives and reviews periodic reports from management, auditors, legal counsel, and others, as considered appropriate regarding our company’s assessment of risks. The board of directors focuses on the most significant risks facing our company and our company’s general risk management strategy, and also ensures that risks undertaken by our Company are consistent with the board’s appetite for risk. While the board oversees our company’s risk management, management is responsible for day-to-day risk management processes. We believe this division of responsibilities is the most effective approach for addressing the risks facing our company and that our board leadership structure supports this approach.

Involvement in Certain Legal Proceedings

To our knowledge, our directors and executive officers have not been involved in any of the following events during the past ten years:

1. any bankruptcy petition filed by or against such person or any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2. any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3. being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting his involvement in any type of business, securities or banking activities or to be associated with any person practicing in banking or securities activities;

4. being found by a court of competent jurisdiction in a civil action, the SEC or the Commodity Futures Trading Commission to have violated a Federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

5. being subject of, or a party to, any Federal or state judicial or administrative order, judgment decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of any Federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

6. being subject of or party to any sanction or order, not subsequently reversed, suspended, or vacated, of any self-regulatory organization, any registered entity or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Code of Ethics

We have not adopted a Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions because of the small number of persons involved in the management of the Company.

Nominating Committee

We have not adopted any procedures by which security holders may recommend nominees to our Board of Directors.

Audit Committee

The Board of Directors acts as the Audit Committee and the Board has no separate committees. The Company has no qualified financial expert at this time because it has not been able to hire a qualified candidate. Further, the Company believes that it has inadequate financial resources at this time to hire such an expert.

Item 6.  Executive Compensation

The following summary compensation table sets forth information concerning compensation for services rendered in all capacities during 2013 and 2012 awarded to, earned by or paid to GLC’s executive officers.

							Change in Pension
							Value &
						Non-Equity	Non-qualified	All
						Incentive	Deferred	Other
				Stock	Option	Plan	Compensation	Compen-
Name and Principal		Salary	Bonus	Awards	Awards	Compensation	Earnings	sation	Totals
Position	Year	($)*	($)	($)	($)	(S)	($)	($)*	($)
Semyon Erenburg	2013	0	0	0	0	0	0	4,800	4,800
President, CEO	2012	0	0	0	0	0	0	4,000	4,000

Larisa Galchuk, CFO,	2013	0	0	0	0	0	0	4,800	4,800
Treasurer, Secretary	2012	0	0	0	0	0	0	4,000	4,000

* GLC's president and chief financial officer provided consulting services to GLC as per unwritten arrangement with the company at $400 per month starting June 1, 2011. These services included: overseeing daily operations; identifying new customers, corresponding with customers, vendors, business partners, professional firms and regulatory authorities; monitoring GES’s reporting and compliance activities; project management .

The following table sets forth all compensation paid in respect of CES’s principal executive officer. No other officer of CES received compensation in excess of $100,000 for GLC’s last two completed fiscal years.

Change in Pension
Value &
						Non-Equity	Non-qualified
						Incentive	Deferred	All
				Stock	Option	Plan	Compensation	Other
Name and Principal		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Totals
Position	Year	($)*	($)	($)	($)	(S)	($)	($)	($)
	2012	$104,000	-	-	-	-	-	-	104,000
Clyde A. Biston, CEO	2011	$104,000	-	-	-	-	-	-	104,000

Employment Agreements

We are not party to any employment agreements.

Outstanding Equity Awards at Fiscal Year-End

GLC had no outstanding equity awards as of March 31, 2013.

CES had no outstanding equity awards as of December 31, 2012.

Director Compensation

No director of CES or GLC received any compensation for services as director for CES’s or GLC’s last fiscal year, respectively.

Risk Management

The Company does not believe risks arising from its compensation policies and practices for its employees are reasonably likely to have a material adverse effect on the Company.

Item 7.  Certain Relationships and Related Transactions, and Director Independence

Certain Relationships and Related Transactions

CES operates out of facilities owned by Clyde A. Biston, our chief executive officer. It does not pay Mr. Biston any rent but pays the property taxes in lieu thereof.

In September 2012, CES transferred 2,200 acres of land in Madison and Jefferson Counties, Florida to Clyde A. Biston. The transfer was treated as a distribution to a shareholder in CES’s financial statements. CES also transferred to Mr. Biston the note payable associated with this land.

Director Independence

None of our directors is independent as that term is defined under the Nasdaq Marketplace Rules.

Item 8.  Legal Proceedings

We are not party to any material legal proceedings.

Item 9.  Market Price of and Dividends on Common Equity and Related Stockholder Matters

The Company’s common stock quoted on the OTC Bulletin Board under the symbol “GNLC.” There has been minimal reported trading to date in the Company’s common stock.

As of November 1, 2013, there were approximately 40 holders of record of the Company’s common stock.

As of November 1, 2013: (i) 0 shares of common stock are subject to outstanding options or warrants to purchase, or securities convertible into, common stock; (ii) 11,525,000 shares of common stock can be sold pursuant to Rule 144 under the Securities Act of 1933, as amended, and (iii) 0 shares of common stock are being, or has been publicly proposed to be, publicly offered by the Company.

Dividends

The Company has never declared or paid any cash dividends on its common stock. The Company currently intends to retain future earnings, if any, to finance the expansion of its business. As a result, the Company does not anticipate paying any cash dividends in the foreseeable future.

Securities Authorized for Issuance Under Equity Compensation Plans

None.

Item 10.  Recent Sales of Unregistered Securities

See Item 1.01.

On June 1, 2011, GLC sold 3,500,000 shares of common stock to a director for a purchase price of $3,500. On June 14, 2011, GLC sold 3,500,000 shares of common stock to a director for an aggregate purchase price of $3,500. GLC relied on the exemption from registration provided by Section 4(a)(2) of the Securities Act for transactions not involving a public offering.

On September 26, 2013, CES issued 40 shares of common stock to consultants for services. CES relied on the exemption from registration provided by Section 4(a)(2) of the Securities Act for transactions not involving a public offering.

Item 11.  Description of Registrant’s Securities to be Registered

The Company’s authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share.

Holders of the Company’s common stock are entitled to one vote for each share on all matters submitted to a stockholder vote.  Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Two persons present and being, or represented by proxy, shareholders of the Company, are necessary to constitute a quorum at any meeting of stockholders. A vote by the holders of a majority of the Company’s outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to the Company’s certificate of incorporation.

Holders of the Company’s common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. The Company’s common stock has no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to the Company’s common stock.

Item 12.  Indemnification of Directors and Officers

Neither our Articles of Incorporation nor Bylaws prevent us from indemnifying our officers, directors and agents to the extent permitted under the Nevada Revised Statute ("NRS"). NRS Section 78.7502, provides that a corporation shall indemnify any director, officer, employee or agent of a corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with any the defense to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to Section 78.7502(1) or 78.7502(2), or in defense of any claim, issue or matter therein.

NRS 78.7502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable pursuant to

NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

NRS Section 78.7502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

NRS Section 78.747 provides that except as otherwise provided by specific statute, no director or officer of a corporation is individually liable for a debt or liability of the corporation, unless the director or officer acts as the alter ego of the corporation. The court as a matter of law must determine the question of whether a director or officer acts as the alter ego of a corporation.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed hereby in the Securities Act and we will be governed by the final adjudication of such issue.

Item 13.  Financial Statements and Supplementary Data

Reference is made to the filings by GLC on Form 10-K and 10-Q for GLC’s financial statements.

The financial statements of CES begin on Page F-1.

Item 14.  Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

Item 15. Exhibits.

See Item 9.01.

Item 3.02 Unregistered Sales of Equity Securities.

See Item 1.01.

Item 4.01   Change in Registrant’s Certifying Accountant.

Effective November 1, 2013, the Board of Directors of the Company dismissed Ronald R. Chadwick, P.C. (“Chadwick”) as its independent registered accounting firm and engaged John Scrudato CPA (“Scrudato”) to serve as its independent registered accounting firm. Chadwick’s audit report on the Company’s financial statements for the years ended March 31, 2013 and 2012 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles, except that, the audit report included an explanatory paragraph with respect to the uncertainty as to the Company’s ability to continue as a going concern. During the years ended March 31, 2013 and 2012 and during the subsequent interim period preceding the date of Chadwick’s dismissal, there were (i) no disagreements with Chadwick on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, and (ii) no reportable events (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

Scrudato is the independent registered accounting firm for CES, and its report on the financial statements of CES at December 31, 2012 and 2011, and for the years then ended, is included in this current report on Form 8-K. Prior to engaging Scrudato, the Company did not consult with Scrudato regarding the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company’s financial statements.

The Company has requested Chadwick to furnish it with a letter addressed to the SEC stating whether it agrees with the statements made above by the Company. The Company has filed this letter as an exhibit to this 8-K.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

See Item 1.01.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective November 1, 2013, the Company changed its fiscal year from March 31 to December 31.

Item 9.01 Financial Statements and Exhibits.

(a)  Financial statements of CES are included following the signature page.

(b) Pro forma financial information. See Exhibit 99.1.

(c) Shell Company Transactions. Not applicable.

(d) Exhibits

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated November 1, 2013, among Green Living Concepts Inc., CES Acquisitions, Inc. and Cross Environmental Services, Inc.
3.1	Articles of Merger
10.1	Promissory Note, dated December 27, 2012
16.1	Letter from Ronald R. Chadwick, P.C.
99.1	Pro Forma Financial Information

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN LIVING CONCEPTS INC.

Dated: November 4, 2013	By:	/s/ Clyde A. Biston
Name: Clyde A. Biston
Title: Chief Executive Officer

Cross Environmental Services, Inc.

Consolidated Financial Statements

June 30, 2013 and 2012

Table of Contents	Page

Consolidated Financial Statements:	F-1

Consolidated Balance Sheets at June 30, 2013 (unaudited), and December 31, 2012 (audited)	F-2

Consolidated Statements of Operations and Comprehensive Income(Loss) for the Six and Three Months Ended June 30, 2013 (unaudited) and June 30, 2012 (unaudited)	F-3

Consolidated Statements of Cash Flows for the Six Months Ended June 30, 2013 (unaudited) and June 30, 2012 (unaudited)	F-4

Notes to Consolidated Financial Statements	F-6-15

CROSS ENVIRONMENTAL SERVICES, INC.
CONSOLIDATED BALANCE SHEETS

	6/30/2013	12/31/2012
	Unaudited
Assets
Current assets
Cash	$600,016	$132,442
Contracts receivable , net	2,719,128	2,893,458
Inventory, net	97,284	135,142
Cost and estimated earnings in excess
of billings on uncompleted contracts	749,540	663,191
Other current assets	24,817	27,381
Total Current Assets	4,190,785	3,851,614
Property, plant and equipment, net	2,153,667	2,145,387
Goodwill	1,446,855	1,446,855
Other assets	9,268	25,085

Total Assets	$7,800,575	$7,468,941

Liabilities and Equity(Deficit)

Current liabilities
Accounts payable and accrued expenses	$967,820	$679,724
Billings in excess of cost and estimated
earnings on uncompleted contracts	411,248	38,737
Notes payable - current portion	418,911	418,912
Total Current Liabilities	1,797,979	1,137,373
Notes Payable - net of current portion	3,986,905	3,517,668
Total Liabilities	5,784,884	4,655,041
Commitments and Contingencies (Note 9)
Cross Environmental Services, Inc. shareholders' equity
Common Stock 500 authorized at $1.00 par value;
shares issued and outstanding 160 and 160	160	160
Treasury Stock	(129,356)	(129,356)
Additional paid-in capital	1,130,424	1,130,424
Retained earnings	1,014,463	1,812,672
Total equity	2,015,691	2,813,900
Total liabilities and equity	$7,800,575	$7,468,941

"The accompanying notes are an integral part of these consolidated financial statements."

CROSS ENVIRONMENTAL SERVICES, INC. STATEMENT OF OPERATIONS and COMPREHENSIVE INCOME(LOSS)

	For the Six Months Ended
	6/30/2013	6/30/2012
	Unaudited	Unaudited

Revenues	$6,768,486	$9,745,833

Cost of revenues	5,326,452	6,726,594

Gross profit	1,442,034	3,019,239

General and administrative expenses	1,733,078	1,668,205

Net income from operations	(291,044)	1,351,034

Other income(expense)
Gain(Loss) on Disposal of Assets	0	8,250
Other Income(Expenses)	5,813	5,419
Interest expense	(78,371)	(88,670)
Total Other Income (Expense)	(72,558)	(75,001)

Income from continuing operations
before income taxes	(363,602)	1,276,033

Income taxes	0	0

Net income	(363,602)	1,276,033

Comprehensive income(loss) items	0	0

Net comprehensive income	$(363,602)	$1,276,033

Basic and Diluted income per share
Basic and diluted income per share	(2272.51)	7975.21

Weighted average number of shares
outstanding basic and diluted	160	160

  "The accompanying notes are an integral part of these consolidated financial statements."

CROSS ENVIRONMENTAL SERVICES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Six Months Ended
	6/30/2013	6/30/2012
	Unaudited	Unaudited
Cash flows from operating activities
Net income (loss) from continuing operations	$(363,602)	$1,276,033
Adjustments to reconcile net loss to net cash
used by operating activities:
Depreciation	293,702	344,761
(Gain)Loss on Asset Disposal	0	(8,250)

(Increase) decrease in contracts receivable	174,330	764,766
(Increase) decrease in inventory	37,858	3,033
(Increase) decrease in other assets	18,281	31,174
(Increase) decrease in estimated earnings in excess of billings	(86,349)	(573,899)
Increase (decrease) in accounts payable and accrued expenses	288,097	(97,661)
Increase (decrease) in estimated earnings in excess of billings	372,511	(186,451)
Net cash used in operating activities	734,828	1,553,506
Cash flows from investing activities
Purchase property and equipment	(301,982)	(453,370)
Proceeds from disposal of equipment	0	10,750
Net cash provided(used) by investing activities	(301,982)	(442,620)
Cash flows from financing activities
Payments on leases and notes payable	(156,709)	(1,437,666)
Net Proceeds from borrowings	626,044	708,540
Distributions	(434,607)	(507,583)
Net cash provided(used) by financing activities	34,728	(1,236,709)

Net increase(decrease) in cash	467,574	(125,823)

Cash, beginning of period	132,442	1,029,143

Cash, end of period	$600,016	$903,320

"The accompanying notes are an integral part of these consolidated financial statements."

CROSS ENVIRONMENTAL SERVICES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(CONTINUED)
	For the Six Months Ended
	6/30/2013	6/30/2012
	Unaudited	Unaudited

Supplemental disclosure of cash flow information:

Interest paid	$78,371	$88,670
Income taxes paid	$0	$0

Supplemental disclosure of non-cash activities:

Debt forgiveness	$0	$0
Income tax provisions	$0	$0
Common stock issued for services	$0	$0

"The accompanying notes are an integral part of these consolidated financial statements."

CROSS ENVIRONMENTAL SERVICES, INC.

NOTES TO FINANCIAL STATEMENTS

AS OF JUNE 30, 2013 AND 2012

Note 1 - Company Background

Cross Environmental Services, Inc. (the Company)  was incorporated in 1988 in the state of Florida. The Company is an asbestos and lead abatement contracting firm specializing in the removal of asbestos and lead from buildings and other structures, and demolition of structures.  Their services include removal of asbestos and lead, construction, installation, and repair of ceilings and insulation systems and demolition. Most jobs are located within the state of Florida, but they accept and perform jobs throughout the southeastern United States.

Note 2 - Summary of Significant Accounting Policies

This summary of significant account policies of the Company is presented to assist in understanding the Company’s financial statements.

The Company follows the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America and has adopted a year-end of December 31.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America("US GAAP") requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Management further acknowledges that it is solely responsible for adopting sound accounting practices consistently applied, establishing and maintaining a system of internal accounting control and preventing and detecting fraud. The Company’s system of internal accounting control is designed to assure, among other items, that 1) recorded transactions are valid; 2) valid transactions are recorded; and 3) transactions are recorded in the proper period in a timely manner to produce financial statements which present fairly the financial condition, results of operations and cash flows of the Company for the respective periods being presented.

Basis of Presentation

The Consolidated Financial Statements include the accounts of the Company and its majority-owned and wholly-owned subsidiaries. These include the accounts of Cross Environmental Services, Inc. and its wholly owned subsidiaries, Cross Demolition, Inc., Cross Insulation, Inc., Cross Remediation, Inc.,  Cross FRP, Inc., Triple J Trucking, Inc., and Tenpoint Trucking, Inc. All significant intercompany account balances, transactions, profits and losses have been eliminated.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value of Financial Instruments

For certain financial instruments, including accounts receivable, accounts payable, accrued expenses, interest payable, advances payable and notes payable, the carrying amounts approximate fair value due to their relatively short maturities.

The Company adopted ASC 820-10, “Fair Value Measurements and Disclosures.” ASC 820-10 defines fair value, and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. The carrying amounts reported in the consolidated balance sheets for receivables and current liabilities each qualify as financial instruments and are a reasonable estimate of their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest. The three levels of valuation hierarchy are defined as follows:

CROSS ENVIRONMENTAL SERVICES, INC.

NOTES TO FINANCIAL STATEMENTS

AS OF JUNE 30, 2013 AND 2012

 Note 2 - Summary of Significant Accounting Policies (Continued)

•

Level 1 inputs to the valuation methodology are quoted prices for identical assets or liabilities in active markets.

•

Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

•

Level 3 inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The Company did not identify any non-recurring assets and liabilities that are required to be presented in the balance sheets at fair value in accordance with ASC 815.

In February 2007, the FASB issued ASC 825-10 “Financial Instruments.” ASC 825-10 permits entities to choose to measure many financial assets and financial liabilities at fair value. Unrealized gains and losses on items for which the fair value option has been elected are reported in earnings. ASC 825-10 is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007.

The carrying amounts of cash and current liabilities approximate fair value due to the short maturity of these items. These fair value estimates are subjective in nature and involve uncertainties and matters of significant judgment, and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect these estimates. The Company does not hold or issue financial instruments for trading purposes, nor does it utilize derivative instruments in the management of foreign exchange, commodity price, or interest rate market risks.

Revenue and Cost Recognition

The Company follows ASC 605-35 "Revenue Recognition: Construction type contracts" and recognizes revenues from fixed-price and modified fixed-price construction contracts on the percentage-of-completion method, measured by the percentage of cost incurred to date to estimated total cost for each contract. This method is used because management considers total cost to be the best available measure of progress on the contracts.

Contract costs include all direct material and labor costs and those indirect costs related to contract performance, such as indirect labor, supplies, tools, repairs, and depreciation.  Selling, general, and administrative costs are charged to expenses as incurred. Provisions for estimated losses on uncompleted contracts, if any, are made in the period in which such losses are determined.  Changes in job performance, job conditions, and estimated profitability may result in revisions to costs and income, which are recognized in the period in which the revisions are determined.

The asset, "Costs and estimated earnings in excess of billings on uncompleted contracts," represents revenues recognized in excess of amounts billed.

The liability, "Billings in excess of costs and estimated earnings on uncompleted contracts," represents billings in excess of revenues recognized.

Contract retentions are included in contract receivables.

Cash and Cash Equivalents

For purposes of reporting cash flows, the Corporation considers cash and cash equivalents to be all highly liquid deposits with maturities of three months or less. Cash equivalents are carried at cost, which approximates market value.

CROSS ENVIRONMENTAL SERVICES, INC.

NOTES TO FINANCIAL STATEMENTS

AS OF JUNE 30, 2013 AND 2012

Note 2 - Summary of Significant Accounting Policies (Continued)

Concentrations of Credit Risk

The company maintains cash balances at Florida Traditions Bank located in Central Florida.  The cash accounts are insured by the Federal Deposit Insurance Corporation. On November 9, 2010, the FDIC issued a Final Rule implementing section 343 of the Dodd-Frank Wall Street Reform and Consumer Protection Act that provides for unlimited insurance coverage of noninterest-bearing transaction accounts. Beginning December 31, 2010, through December 31, 2012, all non interest-bearing transaction accounts are fully insured, regardless of the balance of the account, at all FDIC-insured institutions

Special purpose entities

The Company does not have any off-balance sheet financing activities.

Contract Receivables

Contracts receivable are recorded when invoices are issued and presented in the balance sheet net of the allowance for doubtful accounts. Contract receivables are written off when they are determined to be uncollectible. The allowance for doubtful accounts is estimated based on the Company's historical average percentage of bad debts in relation to its revenue.

Inventory, Net

Inventories consist primarily of job materials and supplies and are priced at the lower of cost (first-in, first-out) or market.

Property, Plant and Equipment

Property, plant and equipment are recorded at cost less accumulated depreciation. Expenditures for major additions and improvements are capitalized. As property and equipment are sold or retired, the applicable cost and accumulated depreciation are removed from the accounts and any resulting gain or loss thereon is recognized as operating expenses.

Depreciation is calculated using the straight-line method over the estimated useful lives or, in the case of leasehold improvements, the term of the related lease, including renewal periods, if shorter. Estimated useful lives are as follows:

Equipment         3-10 years

The Company reviews property, plant and equipment and all amortizable intangible assets for impairment whenever events or changes in circumstances indicate that the carrying amount of these assets may not be recoverable. Recoverability is based on  estimated undiscounted  cash flows. Measurement of  the impairment loss, if any, is based on the difference between the carrying value and fair value.

Impairment of Long-Lived Assets and Amortizable Intangible Assets

The Company follows ASC 360-10, “Property, Plant, and Equipment,” which established a “primary asset” approach to determine the cash flow estimation period for a group of assets and liabilities that represents the unit of accounting for a long-lived asset to be held and used. Long-lived assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The carrying amount of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. Long-lived assets to be disposed of are reported at the lower of carrying amount or fair value less cost to sell. Through June 30, 2013, the Company had not experienced impairment losses on its long-lived assets.

CROSS ENVIRONMENTAL SERVICES, INC.

NOTES TO FINANCIAL STATEMENTS

AS OF JUNE 30, 2013 AND 2012

Note 2 - Summary of Significant Accounting Policies (Continued)

Intangible Assets - Goodwill

Cost of investment in purchased company assets (Simpson & Associates, Inc.) in excess of the underlying fair value of net assets at dates of acquisition (March 2001) is recorded as goodwill on the balance sheet. The amount of $1,396,855 was acquired in 2001 and an additional $50,000 was reclassified as goodwill in 2002. Goodwill is not amortized, but instead is assessed for impairment at least annually and upon the occurrence of certain triggering events or substantive changes in circumstances that indicate that the fair value of goodwill may be impaired. Measurement of the impairment loss, if any, is based on the difference between the carrying value and fair value of reporting unit. The goodwill impairment test follows a two-step process. In the first step, the fair value of a reporting unit is compared to its carrying value. If the carrying value of a reporting unit exceeds its fair value, the second step of the impairment test is performed for purposes of measuring the impairment. In the second step, the fair value of the reporting unit is allocated to all of the assets and liabilities of the reporting unit to determine an implied goodwill value. If the carrying amount of the reporting unit’s goodwill exceeds the implied fair value of goodwill, an impairment loss will be recognized in an amount equal to that excess. There were no material impairments to the carrying value of long-lived assets and intangible assets subject to amortization during the six months ended June 30, 2013, and 2012.

Business segments

ASC 280, “Segment Reporting” requires use of the “management approach” model for segment reporting. The management approach model is based on the way a company’s management organizes segments within the company for making operating decisions and assessing performance. The Company determined it has two reportable  operating segments as of June 30, 2013 and June 30, 2012.

Income Taxes

The Company has elected by unanimous consent of its shareholders to be taxed under the provisions of subchapter S of the Internal Revenue Code.  Under those provisions, the Company does not pay federal or state corporate income taxes on its taxable income.  Instead, the stockholders are liable for individual federal income taxes on their respective shares of the Company's taxable income.  Therefore, no provision or liability for Federal income taxes is included on these financial statements.

Net Income per Share

The Company computes net income (loss) per share in accordance with ASC 260-10, “Earnings Per Share.” The basic net loss per common share is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted net loss per share gives effect to all dilutive potential common shares outstanding during the period using the “as if converted” basis. For the six months ended June 30, 2013, and 2012 there were no potential dilutive securities.

Common Stock

There is currently only one class of common stock. Each share common stock is entitled to one vote. The authorized number of common stock of Cross Environmental Services,  Inc. at June 30,  2013  was 500  shares with a nominal par value per share of $1.00. Authorized shares that have been issued and fully paid amounted to 160 common shares at June 30, 2013 and 2012. The Company is currently holding 80 shares of common stock in treasury at its acquisition cost.

CROSS ENVIRONMENTAL SERVICES, INC.

NOTES TO FINANCIAL STATEMENTS

AS OF JUNE 30, 2013 AND 2012

Note 2 - Summary of Significant Accounting Policies (Continued)

Comprehensive  Income

Comprehensive income represents net income plus the change in equity of a business enterprise resulting from transactions and circumstances from  non-owner  sources.  The Company’s comprehensive income was equal to net income for the six months ended June 30, 2013, and 2012.

Note 3 – Recent Accounting Pronouncements

No. 2012-02, July 2012, Intangibles—Goodwill and Other (Topic 350):  In accordance with the amendments in this update, an entity has the option first to assess qualitative factors to determine whether the existence of events and circumstances indicates that it is more likely than not that the indefinite-lived intangible asset is impaired. If, after assessing the totality of events and circumstances, an entity concludes that it is not more likely than not that the indefinite-lived intangible asset is impaired, then the entity is not required to take further action. However, if an entity concludes otherwise, then it is required to determine the fair value of the indefinite-lived intangible asset and perform the quantitative impairment test by comparing the fair value with the carrying amount in accordance with Subtopic 350-30.

No. 2012-06, October 2012, Business Combinations (Topic 805): When a reporting entity recognizes an indemnification asset (in accordance with Subtopic 805-20) as a result of a government-assisted acquisition of a financial institution and subsequently a change in the cash flows expected to be collected on the indemnification asset occurs (as a result of a change in cash flows expected to be collected on the assets subject to indemnification), the reporting entity should subsequently account for the change in the measurement of the indemnification asset on the same basis as the change in the assets subject to indemnification. Any amortization of changes in value should be limited to the contractual term of the indemnification agreement (that is, the lesser of the term of the indemnification agreement and the remaining life of the indemnified assets).

No. 2013-01, January 2013, Balance Sheet(Topic 210): The amendments in this Update affect entities that have derivatives accounted for in accordance with Topic 815, including bifurcated embedded derivatives, repurchase agreements and reverse repurchase agreements, and securities borrowing and securities lending transactions that are either offset in accordance with Section 210-20-45 or Section 815-10-45 or subject to an enforceable master netting arrangement or similar agreement. Entities with other types of financial assets and financial liabilities subject to a master netting arrangement or similar agreement also are affected because these amendments make them no longer subject to the disclosure requirements in Update 2011-11.

Note 4 - Contracts Receivable

Contracts receivable consist of at:
	6/30/2013	12/31/2012
Billed
Completed contracts	$1,559,924	$1,893,640
Contracts in progress	747,394	231,141
Retained	612,810	969,677
Allowance for Bad Debts	(201,000)	(201,000)

TOTAL	$2,719,128	$2,893,458

CROSS ENVIRONMENTAL SERVICES, INC.

NOTES TO FINANCIAL STATEMENTS

AS OF JUNE 30, 2013 AND 2012

Note 5 - Property, Plant and Equipment

Property, plant and equipment and related accumulated depreciation consist of the following:

	6/30/2013	12/31/2012

Machinery and equipment	$4,786,402	$4,786,402
Office furniture and equipment	82,467	82,467
Transportation and earth moving equipment	7,064,335	6,813,944
Leasehold Improvements	24,000	24,000
Property, plant and equipment, gross	11,957,204	11,706,813
Less: accumulated depreciation	(9,803,537)	(9,561,426)
Property, plant and equipment, net	$2,153,667	$2,145,387

Depreciation expense for 2013 and 2012 was $293,702 and $344,761, respectively.

Note 6 - Costs and Estimated Earnings on Contracts

	Revenues	Cost of	Gross
	Earned	revenues	profit(loss)
For the six months ended June 30, 2013

Revenue on completed contracts	$5,208,906	$4,065,375	$1,143,531
Revenue on uncompleted contracts	1,559,580	1,261,078	298,502
Total for 2013	$6,768,486	$5,326,453	$1,442,033

		as of 06/30/2013

Costs incurred on uncompleted contracts		$3,003,247
Estimated earnings on uncompleted contracts		1,300,898
Revenues earned on uncompleted contracts		4,304,145
Billings to date		3,965,854

Total net amount		$338,291

Amount shown as cost and estimated earnings in excess
of billings on uncompleted contracts.		$749,540
Amount shown as billings in excess of costs and
estimated earnings on uncompleted contracts.		(411,248)

Total net amount		$338,292

CROSS ENVIRONMENTAL SERVICES, INC.

NOTES TO FINANCIAL STATEMENTS

AS OF JUNE 30, 2013 AND 2012

Note 6 - Costs and Estimated Earnings on Contracts  (Continued)

	Revenues	Cost of	Gross
	Earned	revenues	profit(loss)
For the six months ended June 30 2012

Revenue on completed contracts	$3,809,718	$2,581,725	$1,227,993
Revenue on uncompleted contracts	5,936,115	4,144,869	1,791,246
Total for 2012	$9,745,833	$6,726,594	$3,019,239

		as of 06/30/2012

Costs incurred on uncompleted contracts		$5,234,598
Estimated earnings on uncompleted contracts		2,020,913
Revenues earned on uncompleted contracts		7,255,511
Billings to date		6,915,501

Total net amount		$340,010

Amount shown as cost and estimated earnings in excess
of billings on uncompleted contracts.		$663,191
Amount shown as billings in excess of costs and
estimated earnings on uncompleted contracts.		(38,737)

Total net amount		$624,454

Note 7 - Long-Term Debt

Long term debt consist of the following at:	6/30/2013	12/31/2012

Demand loan from shareholder,
Clyde Biston, Annual interest 4.8%.	$234,513	$243,013

Line of credit, Florida Traditions Bank,
Dade City, FL, variable interest of 1.25% over
prime, year-end rate was 3.25%, secured by
land, improvements, and accounts receivable.
Line of credit matures December 20, 2014.	3,183,486	2,783,486

Various installment loans payable in
payments, interest rates ranging from 0%
9.5%, secured by various equipment,
and property.	987,817	910,081

Total Notes Payable	4,405,816	3,936,580

Less Current Portion	418,911	418,912

Long Term Notes Payable	$3,986,905	$3,517,668

CROSS ENVIRONMENTAL SERVICES, INC.

NOTES TO FINANCIAL STATEMENTS

AS OF JUNE 30, 2013 AND 2012

Note 8 - Earnings per Share

	For the six months ended
	6/30/2013	6/30/2012

Net Income (Loss)	$(363,602)	$1,276,033

Weighted-average common shares outstanding basic:

Weighted-average common stock	160	160
Equivalents
Stock options	-	-
Warrants	-	-
Convertible Notes	-	-
Weighted-average common shares
outstanding- Diluted	160	160

Note 9 – Commitments and Contingencies

Commitments

The table below sets forth the Company’s future minimum obligations under non-cancelable operating leases as of June 30, 2012:

Principal payments on long-term debt are due as follows: Years ending June 30,

Long
Term
Year	Debt

2013	$461,005
2014	2,870,287
2015	198,697
2016	409,669
2017	47,247

Totals	$3,986,905

Contingencies

None.

CROSS ENVIRONMENTAL SERVICES, INC.

NOTES TO FINANCIAL STATEMENTS

AS OF JUNE 30, 2013 AND 2012

NOTE 10 - Operating Lease Agreements

In the past, the Company rented certain equipment /office space under month to month operating lease agreements.  Lease expenses incurred in 2013 and 2012 under such agreements were $42,030 and $45,966, respectively.

NOTE 11 - Related Party Transactions

For the purposes of these financial statements, parties are considered to be related if one party has the ability to control the other party or exercise significant influence over the other party in making financial or operational decisions. In considering each possible related party relationship, attention is directed to the substance of the relationship, not merely the legal form.

Related parties may enter into transactions which unrelated parties might not, and transactions between related parties may not be effected on the same terms, conditions and amounts as transactions between unrelated parties. Our President and CEO owns 100.00% of our common shares, meaning he can exert significant influence over corporate decisions and strategy. Related party transactions for the period include the following:

Leased Facilities

The Company operates out of facilities owned by the sole shareholder of the Company.  Beginning in June, 1995, the Company has been allowed to use the facilities rent-free.

NOTE 12 - 401K Salary Deferral Plan

The company has established a deferred benefit plan for office and managerial staff with one year or more of service. The plan allows employees to contribute through salary withholding. The company may match the contribution up to 3% of the gross wages of the employee. Amounts contributed by the company for the six months ended June 30, 2012 and 2011 are $0 and $0, respectively.

NOTE 13 - Segment Information

The accounting standards for reporting information about operating segments define operating segments as components of an enterprise for which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance. The Company’s chief operating decision maker is the Chief Executive Officer. The Company is organized by line of business. While the Chief Executive Officer evaluates results in a number of different ways, the line of business management structure is the primary basis for which the allocation of resources and financial results are assessed. Under the aforementioned criteria, the Company operates in three operating and reporting segments: remediation, demolition and insulation.

Cross Remediation is one segment of the Company that derives its income from mold remediation and abatement services for a broad range of environments.  Cross Demolition offers full scale commercial demolition and wrecking down to interior and selective demolition and strip down services. Our third segment Cross Insulation derives its revenue from re-insulation and insulation of new and remodeling projects.

CROSS ENVIRONMENTAL SERVICES, INC.

NOTES TO FINANCIAL STATEMENTS

AS OF JUNE 30, 2013 AND 2012

NOTE 13 - Segment Information (Continued)

The information provided below is obtained from internal information that is provided to the Company’s chief operating decision maker for the purpose of corporate management. The Company uses operating income (loss) to measure segment performance as recorded below:

	For the six months ended
	6/30/2013	6/30/2012
Remediation

Revenue	$3,059,662	$3,115,424
Cost of revenues	2,377,944	2,076,288
Gross profit	681,718	1,039,136

General & administrative expense	603,009	619,850
Other (income)/expense	(2,525)	(3,619)

Net Income from segment	$81,234	$422,905

	6/30/2013	6/30/2012
Demolition

Revenue	$3,339,784	$6,248,436
Cost of revenues	2,659,660	4,377,486
Gross profit	680,124	1,870,950

General & administrative expense	415,366	349,556
Other (income)/expense	16,011	12,464

Net Income from segment	$248,747	$1,508,930

	6/30/2013	6/30/2012
Insulation

Revenue	$363,566	$372,839
Cost of revenues	293,679	289,158
Gross profit	69,887	83,681

General & administrative expense	36,282	35,211
Other (income)/expense	(1,140)	(2,340)

Net Income from segment	$34,745	$50,810

Cross Environmental Services, Inc.

Consolidated Financial Statements

December 31, 2012 and 2011

John Scrudato CPA

7 Valley View Drive

Califon, New Jersey 07830

(908)-534-0008

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders

Cross Environmental Services, Inc.

We have audited the accompanying balance sheet of Cross Environmental Services, Inc. and subsidiaries (“the Company”) as of December 31, 2012 and December 31, 2011, and the related statements of operations and comprehensive income, stockholders’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal controls over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cross Environmental Services, Inc. and subsidiaries as of December 31, 2012 and 2011, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

/s/ John Scrudato CPA

Califon, New Jersey

July 24, 2013

CROSS ENVIRONMENTAL SERVICES, INC.
CONSOLIDATED BALANCE SHEETS

	12/31/2012	12/31/2011
	Audited	Audited
Assets
Current assets
Cash	$132,442	$1,029,143
Contracts receivable , net	2,893,458	4,280,030
Inventory, net	135,142	211,666
Cost and estimated earnings in excess
of billings on uncompleted contracts	663,191	225,260
Other current assets	27,381	22,668
Total Current Assets	3,851,614	5,768,767
Property, plant and equipment, net	2,145,387	2,569,334
Goodwill	1,446,855	1,446,855
Other assets	25,085	46,086

Total Assets	$7,468,941	$9,831,042

Liabilities and Equity(Deficit)

Current liabilities
Accounts payable and accrued expenses	$679,724	$778,276
Billings in excess of cost and estimated
earnings on uncompleted contracts	38,737	645,603
Notes payable - current portion	418,912	379,219
Total Current Liabilities	1,137,373	1,803,098
Notes Payable - net of current portion	3,517,668	4,466,250
Total Liabilities	4,655,041	6,269,348
Commitments and Contingencies (Note 9)
Cross Environmental Services. Inc. shareholders' equity
Common Stock 500 authorized at $1.00 par value;
shares issued and outstanding 160 and 160	160	160
Treasury Stock	(129,356)	(129,356)
Additional paid-in capital	1,130,424	1,130,424
Retained earnings	1,812,672	2,560,466
Total equity	2,813,900	3,561,694
Total liabilities and equity	$7,468,941	$9,831,042

"The accompanying notes are an integral part of these consolidated financial statements."

CROSS ENVIRONMENTAL SERVICES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Years Ended
	12/31/2012	12/31/2011
	Audited	Audited

Revenues	$16,269,345	$12,360,304

Cost of revenues	12,649,700	8,458,331

Gross profit	3,619,645	3,901,973

General and administrative expenses	3,588,775	3,697,681

Net income from operations	30,870	204,292

Other income(expense)
Gain(Loss) on Disposal of Assets	498,660	46,639
Other Income(Expenses)	10,436	8,910
Interest expense	(150,883)	(209,870)
Total Other Income (Expense)	358,213	(154,321)

Income from continuing operations
before income taxes	389,083	49,971

Income taxes	0	0

Net income	389,083	49,971

Comprehensive income(loss) items	0	0

Net comprehensive income	$389,083	$49,971

Basic and Diluted income per share
Basic and diluted income per share	2431.77	312.32

Weighted average number of shares
outstanding basic and diluted	160	160

"The accompanying notes are an integral part of these consolidated financial statements."

CROSS ENVIRONMENTAL SERVICES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended
	12/31/2012	12/31/2011
	Audited	Audited
Cash flows from operating activities
Net income (loss) from continuing operations	$389,083	$49,971
Adjustments to reconcile net loss to net cash
used by operating activities:
Depreciation	645,582	730,493
(Gain)Loss on Asset Disposal	(498,660)	(46,639)

(Increase) decrease in contracts receivable	1,386,572	1,028,001
(Increase) decrease in inventory	76,524	24,727
(Increase) decrease in other assets	(22,341)	14,259
(Increase) decrease in estimated earnings in excess of billings	(437,931)	1,232,977
Increase (decrease) in accounts payable and accrued expenses	(59,923)	(307,547)
Increase (decrease) in estimated earnings in excess of billings	(606,866)	468,416
Net cash used in operating activities	872,040	3,194,658
Cash flows from investing activities
Purchase property and equipment	(997,161)	(183,056)
Proceeds from disposal of equipment	1,274,185	293,748
Net cash provided(used) by investing activities	277,024	110,692
Cash flows from financing activities
Payments on notes payable	(2,122,274)	(2,288,912)
Payments on long term lease obligations
Net Proceeds from borrowings	1,213,386	1,016,214
Distributions	(1,136,877)	(1,276,139)
Net cash provided(used) by financing activities	(2,045,765)	(2,548,837)

Net increase(decrease) in cash	(896,701)	756,513

Cash, beginning of period	1,029,143	272,630

Cash, end of period
	$132,442	$1,029,143

"The accompanying notes are an integral part of these consolidated financial statements."

CROSS ENVIRONMENTAL SERVICES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(CONTINUED)
	For the Years Ended
	12/31/2012	12/31/2011
	Unaudited	Unaudited

Supplemental disclosure of cash
flow information

Interest paid	$150,883	$209,870

Supplemental disclosure of
non-cash activities

Common stock issued for services	$0	$0

"The accompanying notes are an integral part of these consolidated financial statements."

CROSS ENVIRONMENTAL SERVICES, INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
JANUARY 1, 2011 THROUGH DECEMBER 31, 2012

		Common		Treasury		Additional
		stock		stock		paid in	Accumulated	Total
		Shares	Amount	Shares	Amount	capital	deficit	(Audited)

Balance at	31-Dec-10	160	$160	80	$(129,356)	$1,130,424	$3,786,635	$4,787,863

Distributions		0	0	0	0	0	(1,276,139)	(1,276,139)

Net income for the year
ended December 31, 2011		0	0	0	0	0	49,971	49,971

Balance at	31-Dec-11	160	160	80	(129,356)	1,130,424	2,560,466	3,561,694

Distributions		0	0	0	0	0	(1,136,877)	(1,136,877)

Net income for the year
ended December 31, 2012		0	0	0	0	0	389,083	389,083

Balance at	31-Dec-12	160	$160	80	$(129,356)	$1,130,424	$1,812,672	$2,813,900
"The accompanying notes are an integral part of these consolidated financial Statements"

CROSS ENVIRONMENTAL SERVICES, INC.

NOTES TO FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2012 and 2011

Note 1 - Company Background

Cross Environmental Services, Inc. (the Company)  was incorporated in 1988 in the state of Florida. The Company is an asbestos and lead abatement contracting firm specializing in the removal of asbestos and lead from buildings and other structures, and demolition of structures.  Their services include removal of asbestos and lead, construction, installation, and repair of ceilings and insulation systems and demolition. Most jobs are located within the state of Florida, but they accept and perform jobs throughout the southeastern United States.

Note 2 - Summary of Significant Accounting Policies

This summary of significant account policies of the Company is presented to assist in understanding the Company’s financial statements.

The Company follows the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America and has adopted a year-end of December 31.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America("US GAAP") requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Management further acknowledges that it is solely responsible for adopting sound accounting practices consistently applied, establishing and maintaining a system of internal accounting control and preventing and detecting fraud. The Company’s system of internal accounting control is designed to assure, among other items, that 1) recorded transactions are valid; 2) valid transactions are recorded; and 3) transactions are recorded in the proper period in a timely manner to produce financial statements which present fairly the financial condition, results of operations and cash flows of the Company for the respective periods being presented.

Basis of Presentation

The Consolidated Financial Statements include the accounts of the Company and its majority-owned and wholly-owned subsidiaries. These include the accounts of Cross Environmental Services, Inc. and its wholly owned subsidiaries, Cross Demolition, Inc., Cross Insulation, Inc., Cross Remediation, Inc.,  Cross FRP, Inc., Triple J Trucking, Inc., and Tenpoint Trucking, Inc. All significant intercompany account balances, transactions, profits and losses have been eliminated.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value of Financial Instruments

For certain financial instruments, including accounts receivable, accounts payable, accrued expenses, interest payable, advances payable and notes payable, the carrying amounts approximate fair value due to their relatively short maturities.

The Company adopted ASC 820-10, “Fair Value Measurements and Disclosures.” ASC 820-10 defines fair value, and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. The carrying amounts reported in the consolidated balance sheets for receivables and current liabilities each qualify as financial instruments and are a reasonable estimate of their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest. The three levels of valuation hierarchy are defined as follows:

CROSS ENVIRONMENTAL SERVICES, INC.

NOTES TO FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2012 and 2011

 Note 2 - Summary of Significant Accounting Policies (Continued)

•

Level 1 inputs to the valuation methodology are quoted prices for identical assets or liabilities in active markets.

•

Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

•

Level 3 inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The Company did not identify any non-recurring assets and liabilities that are required to be presented in the balance sheets at fair value in accordance with ASC 815.

In February 2007, the FASB issued ASC 825-10 “Financial Instruments.” ASC 825-10 permits entities to choose to measure many financial assets and financial liabilities at fair value. Unrealized gains and losses on items for which the fair value option has been elected are reported in earnings. ASC 825-10 is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007.

The carrying amounts of cash and current liabilities approximate fair value due to the short maturity of these items. These fair value estimates are subjective in nature and involve uncertainties and matters of significant judgment, and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect these estimates. The Company does not hold or issue financial instruments for trading purposes, nor does it utilize derivative instruments in the management of foreign exchange, commodity price, or interest rate market risks.

Revenue and Cost Recognition

The Company follows ASC 605-35 "Revenue Recognition: Construction type contracts" and recognizes revenues from fixed-price and modified fixed-price construction contracts on the percentage-of-completion method, measured by the percentage of cost incurred to date to estimated total cost for each contract. This method is used because management considers total cost to be the best available measure of progress on the contracts.

Contract costs include all direct material and labor costs and those indirect costs related to contract performance, such as indirect labor, supplies, tools, repairs, and depreciation.  Selling, general, and administrative costs are charged to expenses as incurred.  Provisions for estimated losses on uncompleted contracts, if any, are made in the period in which such losses are determined.  Changes in job performance, job conditions, and estimated profitability may result in revisions to costs and income, which are recognized in the period in which the revisions are determined.

The asset, "Costs and estimated earnings in excess of billings on uncompleted contracts," represents revenues recognized in excess of amounts billed.

The liability, "Billings in excess of costs and estimated earnings on uncompleted contracts," represents billings in excess of revenues recognized.

Contract retentions are included in contract receivables.

Cash and Cash Equivalents

For purposes of reporting cash flows, the Corporation considers cash and cash equivalents to be all highly liquid deposits with maturities of three months or less. Cash equivalents are carried at cost, which approximates market value.

CROSS ENVIRONMENTAL SERVICES, INC.

NOTES TO FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2012 and 2011

Note 2 - Summary of Significant Accounting Policies (Continued)

Concentrations of Credit Risk

The company maintains cash balances at Florida Traditions Bank located in Central Florida.  The cash accounts are insured by the Federal Deposit Insurance Corporation. On November 9, 2010, the FDIC issued a Final Rule implementing section 343 of the Dodd-Frank Wall Street Reform and Consumer Protection Act that provides for unlimited insurance coverage of non interest-bearing transaction accounts. Beginning December 31, 2010, through December 31, 2012, all non interest-bearing transaction accounts are fully insured, regardless of the balance of the account, at all FDIC-insured institutions

Special purpose entities

The Company does not have any off-balance sheet financing activities.

Contract Receivables

Contracts receivable are recorded when invoices are issued and presented in the balance sheet net of the allowance for doubtful accounts. Contract receivables are written off when they are determined to be uncollectible. The allowance for doubtful accounts is estimated based on the Company's historical average percentage of bad debts in relation to its revenue.

Inventory, Net

Inventories consist primarily of job materials and supplies and are priced at the lower of cost (first-in, first-out) or market.

Property, Plant and Equipment

Property, plant and equipment are recorded at cost less accumulated depreciation. Expenditures for major additions and improvements are capitalized. As property and equipment are sold or retired, the applicable cost and accumulated depreciation are removed from the accounts and any resulting gain or loss thereon is recognized as operating expenses.

Depreciation is calculated using the straight-line method over the estimated useful lives or, in the case of leasehold improvements, the term of the related lease, including renewal periods, if shorter. Estimated useful lives are as follows:

Equipment          3-10 years

The Company reviews property, plant and equipment and all amortizable intangible assets for impairment whenever events or changes in circumstances indicate that the carrying amount of these assets may not be recoverable. Recoverability is based on  estimated undiscounted  cash flows. Measurement of  the impairment loss, if any, is based on the difference between the carrying value and fair value.

Impairment of Long-Lived Assets and Amortizable Intangible Assets

The Company follows ASC 360-10, “Property, Plant, and Equipment,” which established a “primary asset” approach to determine the cash flow estimation period for a group of assets and liabilities that represents the unit of accounting for a long-lived asset to be held and used. Long-lived assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The carrying amount of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. Long-lived assets to be disposed of are reported at the lower of carrying amount or fair value less cost to sell. Through December 31, 2012, the Company had not experienced impairment losses on its long-lived assets.

CROSS ENVIRONMENTAL SERVICES, INC.

NOTES TO FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2012 and 2011

Note 2 - Summary of Significant Accounting Policies (Continued)

Intangible Assets - Goodwill

Cost of investment in purchased company assets (Simpson & Associates, Inc.) in excess of the underlying fair value of net assets at dates of acquisition (March 2001) is recorded as goodwill on the balance sheet. The amount of $1,396,855 was acquired in 2001 and an additional $50,000 was reclassified as goodwill in 2002. Goodwill is not amortized, but instead is assessed for impairment at least annually and upon the occurrence of certain triggering events or substantive changes in circumstances that indicate that the fair value of goodwill may be impaired. Measurement of the impairment loss, if any, is based on the difference between the carrying value and fair value of reporting unit. The goodwill impairment test follows a two-step process. In the first step, the fair value of a reporting unit is compared to its carrying value. If the carrying value of a reporting unit exceeds its fair value, the second step of the impairment test is performed for purposes of measuring the impairment. In the second step, the fair value of the reporting unit is allocated to all of the assets and liabilities of the reporting unit to determine an implied goodwill value. If the carrying amount of the reporting unit’s goodwill exceeds the implied fair value of goodwill, an impairment loss will be recognized in an amount equal to that excess. There were no material impairments to the carrying value of long-lived assets and intangible assets subject to amortization during the years ended December 31, 2012, and 2011.

Business segments

ASC 280, “Segment Reporting” requires use of the “management approach” model for segment reporting. The management approach model is based on the way a company’s management organizes segments within the company for making operating decisions and assessing performance. The Company determined it has two operating segments as of December 31, 2012 and December 31, 2011.

Income Taxes

The Company has elected by unanimous consent of its shareholders to be taxed under the provisions of subchapter S of the Internal Revenue Code.  Under those provisions, the Company does not pay federal or state corporate income taxes on its taxable income.  Instead, the stockholders are liable for individual federal income taxes on their respective shares of the Company's taxable income.  Therefore, no provision or liability for Federal income taxes is included on these financial statements.

Net Income per Share

The Company computes net income (loss) per share in accordance with ASC 260-10, “Earnings Per Share.” The basic net loss per common share is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted net loss per share gives effect to all dilutive potential common shares outstanding during the period using the “as if converted” basis. For the years months ended December 31, 2012, and 2011 there were no potential dilutive securities.

Common Stock

There is currently only one class of common stock. Each share common stock is entitled to one vote. The authorized number of common stock of Cross Environmental Services,  Inc. at December  31,  2012  was 500  shares with a nominal par value per share of $1.00. Authorized shares that have been issued and fully paid amounted to 160 common shares at December 31, 2012 and 2011. The Company is currently holding 80 shares of common stock in treasury at its acquisition cost.

CROSS ENVIRONMENTAL SERVICES, INC.

NOTES TO FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2012 and 2011

Note 2 - Summary of Significant Accounting Policies (Continued)

Comprehensive  Income

Comprehensive income represents net income plus the change in equity of a business enterprise resulting from transactions and circumstances from  non-owner  sources.  The Company’s comprehensive income was equal to net income for the years ended December 31, 2012, and 2011.

Note 3 – Recent Accounting Pronouncements

No. 2012-02, July 2012, Intangibles—Goodwill and Other (Topic 350):  In accordance with the amendments in this update, an entity has the option first to assess qualitative factors to determine whether the existence of events and circumstances indicates that it is more likely than not that the indefinite-lived intangible asset is impaired. If, after assessing the totality of events and circumstances, an entity concludes that it is not more likely than not that the indefinite-lived intangible asset is impaired, then the entity is not required to take further action. However, if an entity concludes otherwise, then it is required to determine the fair value of the indefinite-lived intangible asset and perform the quantitative impairment test by comparing the fair value with the carrying amount in accordance with Subtopic 350-30.

No. 2012-06, October 2012, Business Combinations (Topic 805): When a reporting entity recognizes an indemnification asset (in accordance with Subtopic 805-20) as a result of a government-assisted acquisition of a financial institution and subsequently a change in the cash flows expected to be collected on the indemnification asset occurs (as a result of a change in cash flows expected to be collected on the assets subject to indemnification), the reporting entity should subsequently account for the change in the measurement of the indemnification asset on the same basis as the change in the assets subject to indemnification. Any amortization of changes in value should be limited to the contractual term of the indemnification agreement (that is, the lesser of the term of the indemnification agreement and the remaining life of the indemnified assets).

No. 2013-01, January 2013, Balance Sheet(Topic 210): The amendments in this Update affect entities that have derivatives accounted for in accordance with Topic 815, including bifurcated embedded derivatives, repurchase agreements and reverse repurchase agreements, and securities borrowing and securities lending transactions that are either offset in accordance with Section 210-20-45 or Section 815-10-45 or subject to an enforceable master netting arrangement or similar agreement. Entities with other types of financial assets and financial liabilities subject to a master netting arrangement or similar agreement also are affected because these amendments make them no longer subject to the disclosure requirements in Update 2011-11.

Note 4 - Contracts Receivable

Contracts receivable consist of at:
	12/31/2012	12/31/2011
Billed
Completed contracts	$2,184,015	$3,315,882
Contracts in progress	231,141	1,026,481
Retained	969,677	429,042
Allowance for Bad Debts	(161,000)	(201,000)

TOTAL	$3,223,833	$4,570,405

CROSS ENVIRONMENTAL SERVICES, INC.

NOTES TO FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2012 and 2011

Note 5 - Property, Plant and Equipment

Property, plant and equipment and related accumulated depreciation consist of the following:

	12/31/2012	12/31/2011

Machinery and equipment	$4,786,402	$4,786,402
Office furniture and equipment	82,467	82,467
Transportation and earth moving equipment	6,813,944	7,016,314
Leasehold Improvements	24,000	24,000
Land	0	763,928
Property, plant and equipment, gross	11,706,813	12,673,111
Less: accumulated depreciation	(9,561,426)	(10,103,777)
Property, plant and equipment, net	$2,145,387	$2,569,334

Depreciation expense for 2012 and 2011 was $645,582 and $730,493, respectively.

NOTE 6 - Costs and Estimated Earnings on Contracts

	Revenues	Cost of	Gross
	earned	revenues	profit(loss)
For the year ended December 31, 2012:

Revenue on completed contracts	$13,136,667	$10,557,511	$2,579,156
Revenue on uncompleted contracts	3,132,678	2,092,189	1,040,489
Total for 2012	$16,269,345	$12,649,700	$3,619,645

		as of 12/31/2012

Costs incurred on uncompleted contracts		$2,520,224
Estimated earnings on uncompleted contracts		1,200,410
Revenues earned on uncompleted contracts		3,720,634
Billings to date		3,096,180

Total net amount		$624,454

Amount shown as cost and estimated earnings in excess
of billings on uncompleted contracts.		$663,191
Amount shown as billings in excess of costs and
estimated earnings on uncompleted contracts.		(38,737)

Total net amount		$624,454

CROSS ENVIRONMENTAL SERVICES, INC.

NOTES TO FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2012 and 2011

NOTE 6 - Costs and Estimated Earnings on Contracts (Continued)

	Revenues	Cost of	Gross
	Earned	revenues	profit(loss)
For the year ended December 31, 2011:

Revenue on completed contracts	$10,898,417	$7,257,343	$3,641,074
Revenue on uncompleted contracts	1,461,887	1,200,988	260,899
Total for 2011	$12,360,304	$8,458,331	$3,901,973

		as of 12/31/2011

Costs incurred on uncompleted contracts		$1,200,988
Estimated earnings on uncompleted contracts		260,899

Revenues earned on uncompleted contracts		1,461,887
Billings to date		1,882,230

Total net amount		$(420,343)

Amount shown as cost and estimated earnings in excess
of billings on uncompleted contracts.		225,260
Amount shown as billings in excess of costs and
estimated earnings on uncompleted contracts.		(645,603)

Total net amount		$(420,343)

Note 7 - Long-Term Debt

Long term debt consist of the following at:	12/31/2012	12/31/2011

Demand loan from shareholder,
Clyde Biston, Annual interest 4.8%.	$243,013	$364,866

Line of credit, Florida Traditions Bank,
Dade City, FL, variable interest of 1.25% over
prime, year-end rate was 3.25%, secured by
land, improvements, and accounts receivable.
Line of credit matures December 20, 2014.	2,783,486	3,533,486

Various installment loans payable in
payments, interest rates ranging from 0%
9.5%, secured by various equipment,
and property.	910,082	947,117

Total Notes Payable	3,936,581	4,845,469

Less Current Portion	418,912	379,219

Long Term Notes Payable	$3,517,669	$4,466,250

CROSS ENVIRONMENTAL SERVICES, INC.

NOTES TO FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2012 and 2011

Note 8 - Earnings per Share

	12/31/2012	12/31/2011

Net Income (Loss)	$459,729	$53,026

Weighted-average common shares outstanding basic:

Weighted-average common stock	160	160
Equivalents
Stock options	-	-
Warrants	-	-
Convertible Notes	-	-
Weighted-average common shares
outstanding- Diluted	160	160

Note 9 – Commitments and Contingencies

Commitments

The table below sets forth the Company’s future minimum obligations under non-cancelable operating leases as of December 31, 2012:

Principal payments on long-term debt are due as follows: Years ending December 31,

Long Term Debt Obligations
		Long-Term
	Year	Debt

	2013	$418,912
	2014	3,040,026
	2015	123,042
	2016	336,583
	2017	18,017

	Totals	$3,936,580

Contingencies

None.

CROSS ENVIRONMENTAL SERVICES, INC.

NOTES TO FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2012 and 2011

NOTE 10 - Operating Lease Agreements

In the past, the Company rented certain equipment /office space under month to month operating lease agreements.  Lease expenses incurred in 2012 and 2011 under such agreements were $90,787 and $84,047, respectively.

NOTE 11 - Related Party Transactions

For the purposes of these financial statements, parties are considered to be related if one party has the ability to control the other party or exercise significant influence over the other party in making financial or operational decisions. In considering each possible related party relationship, attention is directed to the substance of the relationship, not merely the legal form.

Related parties may enter into transactions which unrelated parties might not, and transactions between related parties may not be effected on the same terms, conditions and amounts as transactions between unrelated parties. Our President and CEO owns 100.00% of our common shares, meaning he can exert significant influence over corporate decisions and strategy. Related party transactions for the period include the following:

Leased Facilities

The Company operates out of facilities owned by the sole shareholder of the Company.  Beginning in June, 1995, the Company has been allowed to use the facilities rent-free.

Distribution of Land

In 2012, the corporation split off a piece of unimproved land through a tax-free reorganization. This was treated as a distribution to shareholder for the GAAP basis financial statements. The distribution was made at the recorded value of the land, which management believes approximates fair value.  The note payable associated with this land was also transferred to the shareholder.

NOTE 12 - 401K Salary Deferral Plan

The company has established a deferred benefit plan for office and managerial staff with one year or more of service. The plan allows employees to contribute through salary withholding. The company may match the contribution up to 3% of the gross wages of the employee. Amounts contributed by the company for 2012 and 2011 are $0 and $0, respectively.

NOTE 13 - Segment Information

The accounting standards for reporting information about operating segments define operating segments as components of an enterprise for which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance. The Company’s chief operating decision maker is the Chief Executive Officer. The Company is organized by line of business. While the Chief Executive Officer evaluates results in a number of different ways, the line of business management structure is the primary basis for which the allocation of resources and financial results are assessed. Under the aforementioned criteria, the Company operates in three operating and reporting segments: remediation, demolition and insulation.

Cross Remediation is one segment of the Company that derives its income from mold remediation and abatement services for a broad range of environments.  Cross Demolition offers full scale commercial demolition and wrecking down to interior and selective demolition and strip down services. Our third segment Cross Insulation derives its revenue from re-insulation and insulation of new and remodeling projects.

CROSS ENVIRONMENTAL SERVICES, INC.

NOTES TO FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2012 and 2011

NOTE 13 - Segment Information (Continued)

The information provided below is obtained from internal information that is provided to the Company’s chief operating decision maker for the purpose of corporate management. The Company uses operating income (loss) to measure segment performance as recorded below:

	12/31/2012	12/31/2011
Remediation segment

Revenue	$6,049,208	$7,007,654
Cost of revenues	4,389,246	4,160,177
Gross profit	1,659,962	2,847,477

General & administrative expense	1,257,415	1,239,015
Other (income)/expense	(7,200)	(1,679)

Net Income from segment	$409,747	$1,610,141

	12/31/2012	12/31/2011
Demolition segment

Revenue	$9,447,555	$4,483,615
Cost of revenues	7,812,617	3,786,482
Gross profit	1,634,938	697,133

General & administrative expense	785,701	756,415
Other (income)/expense	(337,585)	(37,759)

Net Income from segment	$1,186,822	$(21,523)

	12/31/2012	12/31/2011
Insulation segment

Revenue	$714,954	$847,010
Cost of revenues	543,727	618,053
Gross profit	171,227	228,957

General & administrative expense	69,835	70,975
Other (income)/expense	(4,337)	(1,627)

Net Income from segment	$105,729	$159,609